** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                                                    EXHIBIT 10.3

              INTELLECTUAL PROPERTY TRANSFER AND LICENSE AGREEMENT

      This Intellectual Property Transfer and License Agreement (this "Agreement") is made by and between Janssen Pharmaceutica Products, L.P., a New Jersey limited partnership having a principal place of business at 1123 Trenton-Harbourton Road, Titusville, New Jersey 08628 and Ortho-McNeil Pharmaceutical, Inc., a Delaware corporation having a principal place of business at U.S. Route 202, Raritan, New Jersey 08869 (hereinafter collectively referred to as "JPPLP") and Barrier Therapeutics, Inc., a Delaware corporation having an address at 1 Stults Drive, Plainsboro, New Jersey 08536 (hereinafter referred to as "Barrier"). Ortho-McNeil Pharmaceutical, Inc. is a party to this Agreement for the sole purpose of transferring to Barrier rights to the `096 Product.

                                   WITNESSETH:

      WHEREAS, JPPLP is the owner of (i) patents and patent applications recited in Schedules 1.1, 1.19, 1.25 and 1.28 and (ii) know-how and tangible property relating to Products (as defined below);

      WHEREAS, Barrier wishes to acquire (i) a license (as set forth below) under such patents and patent applications from JPPLP, (ii) a license (as set forth below) to use such know-how from JPPLP, and (iii) copies of such JPPLP Tangible Property (defined herein) for dermatological uses, as set forth below;

      WHEREAS, in consideration of (i) the issuance of shares of Series A Preferred Stock of Barrier to JPPLP under the Securities Acquisition Agreement (defined herein) and (ii) the obligations of Barrier hereunder, JPPLP is willing to grant such licenses and transfer such tangible property to Barrier, in each case subject to the terms and conditions of this Agreement; and

      WHEREAS, contemporaneously with the execution and delivery hereof, Barrier is entering into the Related License Agreement (defined herein).

      NOW, THEREFORE, in consideration of the above premises and the covenants contained herein, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      As used in this Agreement, the following terms, when used with initial capital letters, shall have the following meanings, and the singular shall include the plural and vice-versa. Certain defined terms, generally used in exclusively one article hereof, are not defined in this Article 1.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      1.1 "`096 Patent Rights" shall mean U.S. Patent No. 6,147,096, as well as all continuations, continuations-in-parts, divisions, and renewals thereof, all patents which may be granted thereon, and all reissues, reexaminations, extensions, patents of additions, and patents of importation thereof, together with any foreign counterparts of any of the foregoing. Schedule 1.1 sets forth all of the patents and patent applications that comprise the `096 Patent Rights as of the date hereof.

      1.2 "`096 Product" shall mean a Pharmaceutical Product for use in humans containing the compound [**] having the chemical name 1,6-dihydro-7-(4-fluorophenyl)-8-(4-pyridyl)-2-phenylmethyl-pyrrolo[3,2-e]- benzimidazole, as an active ingredient, the making, using, selling, offering to sell, or importation of which would infringe a Valid Claim of a patent within the `096 Patent Rights but for the licenses granted herein.

      1.3 "Active Clinical Development" shall mean that Barrier is diligently engaging in one or more of the following development activities for a Product that it has selected to develop: (i) study/protocol design activity; (ii) awaiting protocol approval from the applicable institutional review board, FDA or other Regulatory Authority; (iii) patient recruitment, patient treatment, data analysis, and report writing for any clinical trial; (iv) manufacturing scale-up and validation; or (v) regulatory file(s) being drafted or pending.

      1.4 "Active Early Development" shall mean that Barrier is diligently engaging in one or more of the following development activities for a Product it has selected to develop: (i) lead optimization; (ii) pre-clinical development (pharmacology, toxicology, drug safety and pharmacokinetics studies); (iii) chemical, pharmaceutical and analytical development; or (iv) early clinical development.

      1.5 "Adverse Event or "AE" shall mean any undesirable event or experience associated with the use, or following administration, of a pharmaceutical or biological drug product, whether or not considered related to or caused by the product, including such an event or experience that occurs either:

            (a) in the course of the use of the product in professional practice;

            (b)   from overdose whether accidental or intentional;

            (c)   from abuse; or

            (d)   from withdrawal.

      1.6 "Affiliate" shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with a party to this Agreement, and for such purpose of this definition, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or the policies of the entity, whether through the ownership of voting securities, by contract, or otherwise. The direct or indirect ownership of greater than fifty percent (50%) of the voting securities of a business entity or an interest in the assets, profits, or earnings of a business entity shall be deemed to constitute control of the business entity.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Notwithstanding the foregoing, Barrier shall not be considered an Affiliate of JPPLP for purposes of this Agreement.

      1.7 "Barrier Change of Control" shall mean any transaction or series of related transactions in which a third party acquires or becomes the beneficial owner of (i) more than fifty percent (50%) of the outstanding voting securities of Barrier or the surviving entity, whether by merger, consolidation, reorganization, tender offer or similar means, or (ii) all or substantially all of the assets of Barrier.

      1.8   "Closing Date" shall have the meaning set forth in Section 13.5.

      1.9 "Commercialization Agreement" is defined in Section 7.1 of the Agreement.

      1.10 "Control" or "Controlled" shall mean the right to grant a license or sublicense to intangible property rights (including patent rights, know-how and/or trade secret information) as permitted under the terms of any pre-existing agreement or other arrangement with any third party. For the purposes of this Agreement, JPPLP does not Control any intangible property rights of its Affiliates unless there is a written agreement granting such rights.

      1.11 "Drug Approval Application" shall mean an application for Regulatory Approval required before commercial sale or use of a Product as a drug in a regulatory jurisdiction.

      1.12 "Execution Date" of this Agreement shall mean the later of the execution dates appearing below the parties' signature lines at the end of this Agreement. The rights and obligations of the parties under Articles 2, 3, 10, and 11, however, shall not become effective until Barrier satisfies all of the conditions of the capital financing transactions set forth in Section 16.13.

      1.13 "FDA" shall mean the United States Food and Drug Administration or any successor entity.

      1.14 "Field" shall mean applications for treatment or prevention of diseases of the human skin, hair, nails and/or the oral or genital mucosa customarily diagnosed and treated by dermatologists, excluding skin cancer, but including without limitation, actinic keratosis.

      1.15 "First Commercial Sale" means, with respect to the Itraconazole Product, the first sale in an arms length transaction and shipment of an Itraconazole Product to a third party by Barrier or its sublicensee in a country in the Territory following applicable Regulatory Approval of the Itraconazole Product in such country.

      1.16 "Foreign Country" shall mean any country or territory that is not the United States or any of its territories and possessions.

      1.17 "Generic Equivalent" means a melt extrusion Pharmaceutical Product containing itraconazole that is being sold in a country by a party other than Barrier or its sublicensees without infringing a claim of an Itraconazole Patent Right in that country.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      1.18 "Information" means all information, techniques, data, inventions, practices, methods, knowledge, know-how, skill, experience or test data which is owned or controlled by a party relating to Products which includes (but not limited to), pharmacological, toxicological, preclinical and clinical test data, analytical and quality control data, marketing, pricing, distribution, sales and manufacturing data or descriptions, compositions-of-matter of the Products, assays and biological materials related thereto.

      1.19 "Itraconazole Patent Rights" shall mean USSN 09/194,480, as well as all continuations, continuations-in-parts, divisions, and renewals thereof, all patents which may be granted thereon, and all reissues, reexaminations, extensions, patents of additions, and patents of importation thereof, together with any foreign counterparts of any of the foregoing. Schedule 1.19 sets forth all of the patents and patent applications that comprise the Itraconazole Patent Rights as of the date hereof.

      1.20 "Itraconazole Product" shall mean a melt extrusion Pharmaceutical Product for use in humans containing itraconazole (i) the making, using, selling, offering to sell, or importation of which would infringe a Valid Claim of a patent within the Itraconazole Patent Rights but for the licenses granted herein, or (ii) developed by or for Barrier which in any way uses, refers to or is otherwise derived from the JPPLP Know-How licensed to Barrier under Section
3.1. Itraconazole Product, as used herein, specifically excludes any Pharmaceutical Products containing itraconazole which are marketed by JPPLP or its Affiliates as of the Execution Date which products are listed on Schedule
1.20 hereto.

      1.21 "JPPLP Ketanserin Countries" shall mean Mexico, Central America and the Caribbean (excluding Cuba).

      1.22 "JPPLP Oxatomide Countries" shall mean Japan, Italy, Mexico, Panama, Costa Rica, El Salvador, Honduras, Guatemala and Nicaragua.

      1.23 "JPPLP IP Rights" shall mean the Patent Rights, and the JPPLP Know-How and the Oxatomide Know-How.

      1.24 "JPPLP Know-How" shall mean all know-how, Information, trade secrets, experience, data, formulae, processes or procedures, excluding the Patent Rights, owned or controlled by JPPLP as of the Execution Date of this Agreement relating to the JPPLP Product, the Itraconazole Product, the Ketanserin Product and the `096 Product. Such information includes JPPLP Tangible Property.

      1.25 "JPPLP Patent Rights" shall mean all patents and applications for patent that are identified in Schedule 1.25 as well as all continuations, continuations-in-parts, divisions, and renewals thereof, all patents which may be granted thereon, and all reissues, reexaminations, extensions, patents of additions, and patents of importation thereof, together with any foreign counterparts of any of the foregoing.

      1.26 "JPPLP Product" shall mean a Pharmaceutical Product for use in humans (i) the making, using, selling, offering to sell, or importation of which would infringe a Valid Claim of

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

a patent within the JPPLP Patent Rights but for the licenses granted herein, or
(ii) developed by or for Barrier which in any way uses, refers to or is otherwise derived from the JPPLP Know-How licensed to Barrier under Section 3.1.

      1.27 "JPPLP Tangible Property" shall mean a copy of all items set forth on Schedule 1.27.

      1.28 "Ketanserin Patent Rights" shall mean U.S. Patent Nos. 4,522,945 and 4,874,766, as well as all continuations, continuations-in-parts, divisions, and renewals thereof, all patents which may be granted thereon, and all reissues, re-examinations, extensions, patents of additions, and patents of imporations thereof, together with any foreign counterparts of any of the foregoing.
Schedule 1.28 sets forth all of the patents and patent applications that comprise the Ketanserin Patent Rights as of the date hereof.

      1.29 "Ketanserin Product" shall mean a Pharmaceutical Product for use in humans containing ketanserin (i) the making, using, selling, offering to sell, or imporation of which would infringe a Valid Claim of a Patent within the Ketanserin Patent Rights but for the licenses granted herein, or (ii) developed by or for Barrier which in any way uses, refers to or is otherwise derived from the JPPLP Know-How licensed to Barrier under Section 3.1.

      1.30 "Ketanserin Territory" shall mean the entire world, with the exception of the JPPLP Ketanserin Countries.

      1.31 "Licensed Product" shall mean a JPPLP Product, a `096 Product, a Ketanserin Product or an Oxatomide Product.

      1.32 "Manufacturing Agreement" is defined in Section 7.3 of the Agreement.

      1.33 "Net Sales" shall mean the amount billed by Barrier or an Affiliate or sublicensee of Barrier for sales in the Territory of an Itraconazole Product to a third party less: (a) discounts, including cash discounts, discounts to managed care or similar organizations or government organizations, rebates paid, credited, accrued or actually taken, including government rebates such as Medicaid chargebacks or rebates, and retroactive price reductions or allowances actually allowed or granted from the billed amount, and commercially reasonable and customary fees paid to distributors (other than to a distributor that is an Affiliate of Barrier), (b) credits or allowances actually granted upon claims, rejections or returns of such sales of Itraconazole Products, including recalls, regardless of Barrier requesting such recalls, (c) freight, postage, shipping and insurance charges paid for delivery of such Itraconazole Product, to the extent billed separately on the invoice and paid by the buyer, and (d) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates, charge-backs and refunds and
(e) provisions for actual uncollectible accounts determined in accordance with U.S. generally accepted accounting practices, consistently applied to all products of Barrier. Where an Itraconazole Product is sold in the form of a combination product containing one or more active ingredients in addition to itraconazole, Net Sales for such combination product sold by Barrier shall be determined by the parties to this

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Agreement in good faith based on the relative value of the itraconazole and the additional active ingredients that are included in the combination product.

      1.34 "Non-serious Adverse Event or "NSAE" shall means an AE that is not an SAE.

      1.35 "Oxatomide Know-How" shall mean all know-how, Information, trade secrets, experience, data, formulae, processes or procedures owned or controlled by JPPLP as of the Execution Date of this Agreement relating to the Oxatomide Product. Such information includes JPPLP Tangible Property.

      1.36 "Oxatomide Product" shall mean a topical Pharmaceutical Product for use in humans containing oxatomide, which has the chemical name
1-[3-[4-(Diphenylmethyl)-1-piperazinyl]propyl]-1,3-dihydro-2H-benzimidazol-2-
one.

      1.37 "Oxatomide Territory" shall mean the entire world with the exception of the JPPLP Oxatomide Countries.

      1.38 "Patent Rights" shall mean the JPPLP Patent Rights, the `096 Patent Rights, the Ketanserin Patent Rights and the Itraconazole Patent Rights.

      1.39 "Periodic Report" means a report, such as a Periodic Safety Update Report, that summarizes and analyzes AEs and that is submitted to a government authority according to a schedule set out in legislation, regulations or a product-specific order or waiver.

      1.40 "Pharmaceutical Product" shall mean a product, which if marketed in the United States, would require Regulatory Approval from the FDA prior to such marketing.

      1.41 "Phase I Clinical Studies" shall mean the portion of the clinical development program which provides for the first introduction into humans of a Product including small scale clinical studies conducted in normal volunteers or patients to get information of the Product's safety, tolerability, pharmacological activity or pharmacokinetics, as more fully defined in 21 C.F.R. 312.21(a).

      1.42 "Phase II Clinical Studies" shall mean that portion of the clinical development program carried out beyond Phase I which provides for the clinical studies conducted in patients and designed to indicate clinical efficacy for a Product for one or more indications and its safety, as well as to obtain an indication of the dosage regimen required as more fully defined in 21 C.F.R. 312.21(b).

      1.43 "Phase III Clinical Studies" shall mean that portion of the clinical development program beyond Phase II, which provides for large scale clinical studies conducted in a sufficient number of patients to establish the clinical efficacy of a Product for one or more indications and its safety, as more fully defined in the United States in 21 C.F.R.Section 312.21(c).

      1.44  "Product" shall mean a Licensed Product or an Itraconazole Product.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      1.45 "Regulatory Approval" shall mean the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of NDAs, supplements and amendments, pre- and post- approvals, pricing and third party reimbursement approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development (including the conduct of clinical trials), manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Product(s) in a regulatory jurisdiction.

      1.46 "Regulatory Authority" shall mean any national (e.g., the FDA), supra-national (e.g., the European Commission or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity involved in the granting of Regulatory Approval.

      1.47 "Related License Agreement" shall mean that certain Intellectual Property Transfer and License Agreement between Barrier and Johnson & Johnson Consumer Companies, Inc., dated the date hereof.

      1.48 "Responsible Person" means an individual designated by a party as having responsibility for ensuring compliance with AE reporting requirements on behalf of the party. The parties shall provide each other with contact information for Responsible Person(s).

      1.49 "Securities Acquisition Agreement" shall mean the Barrier Therapeutics, Inc. Series A Securities Acquisition Agreement, of even date, by and among JPPLP, Barrier, Johnson & Johnson Consumer Companies, Inc. and Johnson & Johnson Development Corporation.

      1.50  "Serious Adverse Event" ("SAE") means an AE that, at any dose:

            (a)   results in death or threatens life;

            (b)   results in persistent or significant disability/incapacity;

            (c)   is medically significant;

            (d)   results in or prolongs hospitalization; or

            (e)   results in a congenital anomaly or birth defect.

      1.51 "Taxes" means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority.

      1.52  "Term" is defined in Section 13.1 of the Agreement.

      1.53  "Territory" shall mean the entire world.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      1.54 "Valid Claim" shall mean a claim in any unexpired, issued patent within the Patent Rights which has not been held invalid or unenforceable by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction, and which is not admitted to be invalid through disclaimer or dedication to the public.

                                    ARTICLE 2
                             GRANT OF PATENT RIGHTS

      2.1   License under the JPPLP Patent Rights.

            (a) Subject to Section 2.1(b), JPPLP hereby grants to Barrier the exclusive (even as to JPPLP and its Affiliates), royalty-free, worldwide license, with the unrestricted right to grant sublicenses (subject to Section
2.6 and Article 7), under the JPPLP Patent Rights to make, have made, import, use, sell, offer for sale, and have sold JPPLP Products in the Territory in the Field.

            (b) Barrier's license under Section 2.1(a) and Article 3 shall not include the right to make, have made, import, use, sell, offer for sale, and have sold human dandruff shampoo products in Germany that can be legally sold without a prescription.

      2.2 License under the `096 Patent Rights. JPPLP hereby grants to Barrier the exclusive (even as to JPPLP and its Affiliates), royalty-free, worldwide license, with the unrestricted right to grant sublicenses (subject to Section
2.6 and Article 7), under the `096 Patent Rights to make, have made, import, use, sell, offer for sale, and have sold the `096 Product in the Territory in the Field.

      2.3   License under the Ketanserin Patent Rights.

            (a) JPPLP hereby grants to Barrier the exclusive (even as to JPPLP and its Affiliates), royalty-free license, with the unrestricted right to grant sublicenses (subject to Section 2.6 and Article 7), under the Ketanserin Patent Rights to (i) import, use, sell, offer for sale, and have sold, Ketanserin Products in the Ketanserin Territory in the Field, and (ii) make and have made Ketanserin Products anywhere in the world to import, use, sell, offer for sale, and have sold Ketanserin Products in the Ketanserin Territory in the Field.

            (b) JPPLP retains all rights under the Ketanserin Patent Rights, including the unrestricted right to grant sublicenses, to (i) import, use, sell, offer for sale, and have sold Ketanserin Products in the JPPLP Ketanserin Countries, and (ii) make and have made the Ketanserin Products anywhere in the world to import, use, sell, offer for sale, and have sold such Ketanserin Products in the JPPLP Ketanserin Countries.

      2.4   License under the Itraconazole Patent Rights.

            (a) Subject to Section 2.4(b), JPPLP hereby grants to Barrier the exclusive (even as to JPPLP and its Affiliates), worldwide license, with the unrestricted right to grant sublicenses (subject to Section 2.6 and Article 6), under the Itraconazole Patent Rights to make,

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

have made, import, use, sell, offer for sale, and have sold the Itraconazole Product in the Territory in the Field.

            (b) Barrier's licenses under Section 2.4(a) and Article 3 shall be subject to the non-exclusive rights to itraconazole pellets and itraconazole hydroxypropyl-beta-cyclodextrins (HPBCD) licensed under the Lifepharma Agreement. As used herein, "Lifepharma Agreement" shall mean the Agreement between Janssen Pharmaceutica and Lifepharma S.r.l dated April 3, 1990, including Addendums I, II and III thereto.

      2.5   Freedom to Operate.

            (a) To the extent JPPLP owns or otherwise Controls any patents or patent applications as of the Execution Date, other than those listed in
Schedule 1.19, that generally or specifically claim an Itraconazole Product, methods of manufacturing an Itraconazole Product, or methods of using an Itraconazole Product in the Field, JPPLP hereby grants (if and to the extent JPPLP has the right to do so) to Barrier a non-exclusive, royalty-free license or sublicense, with the right to grant sublicenses (subject to Section 2.6 and Article 6) under such patents and patent applications, to make, have made, import, use, sell, offer for sale, and have sold Itraconazole Products in the Territory in the Field. Where JPPLP's rights are subject to a license with a third party, Barrier's rights under such license are subject to Barrier negotiating with JPPLP and/or the applicable holder of the license and entering into an appropriate sublicense arrangement.

            (b) To the extent JPPLP owns or otherwise Controls any patents or patent applications as of the Execution Date, other than those listed in
Schedule 1.1, that generally or specifically claim a `096 Product provided such patents or patent applications contain composition of matter claims or methods of manufacturing a `096 Product, JPPLP hereby grants (if and to the extent JPPLP has the right to do so) to Barrier a non-exclusive, royalty-free license or sublicense, with the right to grant sublicenses (subject to Section 2.6 and Article 7) under such patents and patent applications, to make, have made, import, use, sell, offer for sale, and have sold `096 Products in the Territory in the Field. Where JPPLP's rights are subject to a license with a third party, Barrier's rights under such license are subject to Barrier negotiating with JPPLP and/or the applicable holder of the license and entering into an appropriate sublicense arrangement.

            (c) To the extent JPPLP owns or otherwise Controls any patents or patent applications as of the Execution Date, other than those listed in
Schedule 1.28, that generally or specifically claim a Ketanserin Product provided such patents or patent applications contain composition of matter claims or methods of manufacturing a Ketanserin Product, JPPLP hereby grants (if and to the extent JPPLP has the right to do so) to Barrier a non-exclusive, royalty-free license or sublicense, with the right to grant sublicenses (subject to Section 2.6 and Article 7) under such patents and patent applications, to make, have made, import, use, sell, offer for sale, and have sold Ketanserin Products in the Ketanserin Territory in the Field. Where JPPLP's rights are subject to a license with a third party, Barrier's rights under such license are subject to Barrier negotiating with JPPLP and/or the applicable holder of the license and entering into an appropriate sublicense arrangement.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (d) To the extent JPPLP owns or otherwise Controls any patents or patent applications as of the Execution Date, other than those listed in
Schedule 1.25, that generally or specifically claim a JPPLP Product containing a Barrier Exclusive Compound (as defined in Section 5.1(b)) provided such patents or patent applications contain composition of matter claims or methods of manufacturing a JPPLP Product containing a Barrier Exclusive Compound (as defined in Section 5.1(b)), JPPLP hereby grants (if and to the extent JPPLP has the right to do so) to Barrier a non-exclusive, royalty-free license or sublicense, with the right to grant sublicenses (subject to Section 2.6 and Article 7) under such patents and patent applications, to make, have made, import, use, sell, offer for sale, and have sold JPPLP Products containing such Barrier Exclusive Compound, in the Territory in the Field. Where JPPLP's rights are subject to a license with a third party, Barrier's rights under such license are subject to Barrier negotiating with JPPLP and/or the applicable holder of the license and entering into an appropriate sublicense arrangement.

      2.6 Sublicensing. Barrier shall provide JPPLP with notice of the identity of any sublicensee that enters into a sublicense agreement permitted hereby, and any such sublicensee shall be subject to the terms and conditions of this Agreement.

                                    ARTICLE 3
                           LICENSE OF KNOW-HOW RIGHTS;

      3.1 License to JPPLP Know-How. JPPLP hereby grants to Barrier the non-exclusive, worldwide, royalty-free license, with the unrestricted right to grant sublicenses (subject to Section 2.6, Article 6 and Article 7), to the JPPLP Know-How to make, have made, import, use, sell, offer for sale, and have sold JPPLP Products, `096 Products, Ketanserin Products and Itraconazole Products in the Territory in the Field.

      3.2 License to the Oxatomide Know-How. JPPLP hereby grants to Barrier the non-exclusive, royalty-free license, with the unrestricted right to grant sublicenses (subject to Section 2.6 and Article 7), to the Oxatomide Know-How to make, have made, import, use, sell, offer for sale, and have sold Oxatomide Products in the Oxatomide Territory in the Field.

      3.3   JPPLP Tangible Property.

            (a) JPPLP hereby agrees to promptly provide a copy to Barrier of the JPPLP Tangible Property to any facility identified in writing by Barrier.

            (b) JPPLP hereby agrees to assign to Barrier IND No. [**] relating to the Itraconazole Product.

            (c) Subject to Section 3.2(d), at any time, and from time to time, following the Execution Date, upon Barrier's reasonable request, (i) JPPLP shall provide Barrier with copies of specifically identified materials, information and/or reports in its Control with regards to the Oxatomide Product, the Ketanserin Product or the Itraconazole Product (including without limitation, correspondence with Regulatory Authorities, side effect reports, internal question and answer and audit reports, and post marketing surveillance reports) (collectively, "Materials")

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

which Barrier needs in connection with Barrier's submissions to a Regulatory Authority for Products and (ii) JPPLP shall grant Barrier a "Right of Reference or Use" as that term is defined in 21 C.F.R. Section 314.3(b) to any requested Materials.

            (d) Notwithstanding Section 3.2(c), JPPLP shall be entitled to deny any request for copies of Materials and/or deny any request for a "Right of Reference or Use" to such Materials if JPPLP has a reasonable reason for doing so and such reason is communicated to Barrier in writing within a reasonable period of time following JPPLP's receipt of such request.

                                    ARTICLE 4
                              FINANCIAL PROVISIONS

      4.1 Purchase Price. In exchange for the licenses granted hereunder Barrier shall issue to JPPLP (or its designated Affiliate) shares of Barrier Series A Convertible Preferred Stock, par value $0.0001 per share, at $3.00 per share for a total purchase price of Eighteen Million Nine Hundred Thousand U.S. Dollars ($18,900,000), pursuant to the Securities Acquisition Agreement.

      4.2 Royalties. Barrier shall pay to JPPLP a royalty of [**] percent ([**]%) of Net Sales of the Itraconazole Product sold by (i) a licensee or sublicensee of Barrier (other than a Contract Marketing and Sales Organization) or (ii) Barrier after a Barrier Change of Control. For clarity, Barrier shall not owe any royalty obligation to JPPLP if Barrier commercializes Itraconazole Products either itself or through a Contract Marketing and Sales Organization. In addition, the royalty under this Section 4.2 shall only be payable to JPPLP for sales of Itraconazole Product in those countries in which Barrier and JPPLP fail to enter into a license agreement for the Itraconazole Product in accordance with Article 6. As used herein, a "Contract Marketing and Sales Organization" shall mean an organization which is not itself or an Affiliate of a Company that is engaged in the research and development of pharmaceuticals.

      4.3 Royalty Period. The royalty payments set forth in Section 4.2 shall be payable on a country-by-country basis from the date of First Commercial Sale of such Itraconazole Product in such country until the later of: (a) [**] years from the date of First Commercial Sale of such Itraconazole Product in such country; or (b) until the last to expire of any Valid Claim of an Itraconazole Patent Right in such country. During the period of time, if any, from the last to expire of any Valid Claim of an Itraconazole Patent Right in a country and the [**] anniversary of the date of First Commercial Sale of such Itraconazole Product in such country, the royalty rate shall be reduced by [**] percent ([**]%).

      4.4   Royalty Rate Reduction.

            (a) Generic Equivalent or Compulsory License. If, in any quarterly royalty reporting period, (i) a third party commences selling a product which is a Generic Equivalent of in a country in the Territory, or (ii) a third party in any country shall, under the right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Itraconazole Product; and (iii) such Unlicensed Unit Sales (as defined below) amount to the following percentages of Barrier's Unit Sales of the Itraconazole

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Product in such country in the same royalty reporting period, the royalty rate on Net Sales shall be reduced in such country in accordance with the percentages below and such lower royalty rate shall then apply on the Net Sales in such country as long as the Unlicensed Unit Sales amount to the particular percentage of Barrier's Unit Sales of the Itraconazole Product in such country in the same royalty reporting period.

                  Unlicensed Unit Sales              Royalty Rate Reduction*
                  (as a % of Barrier's Unit Sales)   (% of Royalty Rate)
                  --------------------------------   ---------------------------
                  [**]% - [**]%                      No Royalty Rate Reduction
                  >[**]% < or = [**]%                [**]%
                  >[**]%                             [**]%

                  * A royalty rate reduction will, however, only be applicable if Barrier also experiences a decrease in Net Sales in an amount greater than [**]% of the applicable Itraconazole Product in that country from the Net Sales of the applicable Itraconazole Product in the same royalty reporting period in the previous calendar year in the same country.

For purposes of this Section 4.4(a), (i) "Unlicensed Unit Sales" and "Barrier Unit Sales" shall be deemed to mean the total grams of the active ingredient itraconazole contained in the third party product (irrespective of dosage form) and the Itraconazole Product (irrespective of dosage form), respectively, as reflected on the label of each such Itraconazole Product and third party product; and (ii) Unlicensed Unit Sales shall be determined by the sales reports of IMS America Ltd. of Plymouth Meeting, Pennsylvania ("IMS") or any successor to IMS or any other independent sales auditing firm selected by Barrier and reasonably acceptable to JPPLP. Barrier shall bear all costs of providing JPPLP with such information. If Barrier is entitled to a royalty reduction based on Unlicensed Unit Sales pursuant to this Section 4.4 for any royalty reporting period, Barrier shall submit the sales report of IMS or such other independent firm, as applicable, for the relevant royalty reporting period to JPPLP, together with Barrier's or its Affiliates' or sublicensees' sales report for the relevant royalty reporting period. Such sales reports for each royalty reporting period in which Barrier is entitled to such royalty reduction shall be submitted with the royalty report for such royalty reporting period submitted pursuant to
Section 4.7.

            (b) Third Party Patents. If patent rights of a third party should exist in any country during the Term which are required to manufacture, use or sell the Itraconazole Product, and if it should prove in Barrier's reasonable judgment (as supported by an opinion from outside patent counsel which counsel is acceptable to both parties) impractical or impossible for Barrier, its Affiliates or its sublicensee to continue the activity or activities licensed hereunder without obtaining a royalty bearing license from such third party under such patent rights in said country, then Barrier shall be entitled to a credit against the royalty payments due hereunder of an amount equal to [**]% of the amount of the royalty paid to such third party, not to exceed a cumulative reduction of [**] percent ([**]%) of the royalty rate due under this Agreement, arising from the manufacture, use or sale of the Itraconazole Product in said country. Notwithstanding the foregoing, Barrier shall not be entitled to any credit or reduction in royalty due to payments made by Barrier or any Barrier Affiliate to Abbott GmbH with respect to the melt extrusion process.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (c) Maximum Aggregate Reduction. In no event will the royalty rate payable by Barrier under Section 4.2 be reduced to less than [**] percent ([**]%).

      4.5 Royalty Conditions. No royalties shall be due upon the sale or other transfer among Barrier, its Affiliates, licensees or sublicensees, but in such cases the royalty shall be due and calculated upon Barrier's or its Affiliate's, licensee's or sublicensee's Net Sales of Itraconazole Product to the first independent third party.

      4.6 Currency Restrictions. Except as herein provided in this Section 4.6, all royalties shall be paid in Dollars. If, at any time, legal restrictions prevent the prompt remittance of part of or all royalties with respect to any country where Itraconazole Products are sold, Barrier shall have the right and option to make such payments by depositing the amount thereof in local currency to JPPLP's accounts in a bank or depository in such country.

      4.7   Royalty Reports and Records.

            (a) During the term of this Agreement and commencing with the First Commercial Sale of Itraconazole Product, Barrier shall furnish, or cause to be furnished to JPPLP, written reports, including royalty payment due, within sixty (60) days following the end of each calendar quarter for which royalties are due, showing:

                  (i) the Net Sales of all Itraconazole Products sold by Barrier, its Affiliates and its sublicensees, during the calendar quarter;

                  (ii) the royalties payable in U.S. Dollars, which shall have accrued hereunder in respect to such Net Sales;

                  (iii) the exchange rates used, if any, in determining the amount of Dollars; and

                  (iv) any withholding taxes required to be paid from such royalties.

            (b) All payments to be made by Barrier to JPPLP shall be made in U.S. Dollars, except as provided in Paragraph 4.6. In the case of sales outside the United States, royalty payments by Barrier to JPPLP shall be converted to U.S. Dollars in accordance with Barrier's current customary and usual procedures for calculating same which are the following: the rate of currency conversion shall be calculated using a simple monthly period average of the end "spot rates" provided by Brown Brothers Harriman, 59 Wall Street, NY, NY 10005, for each quarter, or if such rate is not available, the spot rate as published by a leading United States commercial bank for such accounting period. This method of conversion is consistent with Barrier's current accounting methods. Barrier shall give JPPLP prompt written notice of any changes to Barrier's customary and usual procedures for currency conversion, which shall only apply after such notice has been delivered and provided that such changes continue to maintain a set methodology for currency conversion.

            (c) Each report shall be made within sixty (60) days from the end of each calendar quarter. Barrier shall keep accurate records in sufficient detail to enable royalties and

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

other payments payable hereunder to be determined. Barrier shall be responsible for all royalties and late payments that are due to JPPLP that have not been paid by Barrier, its Affiliates and sublicensees.

            (d) Barrier shall maintain complete and accurate records, in accordance with U.S. generally accepted accounting practices, which are relevant to costs, expenses and payments under this Agreement and such records shall be open during reasonable business hours for a period of three (3) years from creation of individual records for examination at JPPLP's expense and not more often than once each year by a certified public accountant or other representative selected by JPPLP and acceptable to Barrier for the sole purpose of verifying the correctness of calculations or such costs, expenses or payments made under this Agreement. In the absence of material discrepancies (in excess of 5%) in any request for reimbursement resulting from such audit, the accounting expense shall be paid by JPPLP. If material discrepancies do result, Barrier shall bear the reasonable audit expense. Any records or accounting information received from Barrier shall be Confidential Information for purposes of Article 9.

      4.8 Taxes. JPPLP shall pay any and all taxes levied on account of royalties it receives under this Agreement. Barrier shall make all royalty payments to JPPLP under this Agreement without deduction or withholding for Taxes except to the extent that such deduction or withholding is required by law. As soon as is practicable after Barrier has made any payment to JPPLP from which it had a duty to withhold Taxes, Barrier shall deliver to JPPLP a receipt issued by the relevant government or taxing authority (or, if such receipt is not reasonably available, other documentary evidence of such deduction or withholding) showing the amounts deducted, withheld or paid by Barrier and receipt of the same by the relevant government or taxing authority. If Barrier had a duty to withhold Taxes in connection with any payment made by Barrier to JPPLP under this Agreement, and such Taxes were assessed against and paid by Barrier, JPPLP shall indemnify and hold harmless Barrier from and against such Taxes.

                                    ARTICLE 5
             DEVELOPMENT OF COMPOUNDS WITHIN THE JPPLP PATENT RIGHTS

      5.1   Selection of a Compound for Development.

            (a) To prevent the simultaneous development and/or marketing by the parties of the same compound claimed in the JPPLP Patent Rights for different indications, each party agrees to provide written notification to the other party upon or after commencement of Phase I Clinical Studies for a compound claimed in the JPPLP Patent Rights (a "Compound Selection Notice"). The Compound Selection Notice shall specify (i) the chemical structure and name of the compound which entered Phase I Clinical Studies (a "Development Compound"),
(ii) the patent(s) within the JPPLP Patent Rights claiming the Development Compound, and (iii) the date such Phase I Clinical Studies began. The party receiving such Compound Selection Notice (the "Receiving Party") shall thereafter discontinue any activities towards development or commercialization of such Development Compound. The party sending the Compound Selection Notice (the "Notifying Party") shall provide biannual reports to the Receiving Party as to the status of the Development Compound and informing the Receiving Party whether development is continuing or terminated. The Notifying Party shall promptly inform the

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Receiving Party if it discontinues development or commercialization of a Development Compound. The Receiving Party may thereafter resume development or commercialization of such Development Compound. Each party agrees to provide, on a Compound-by-Compound basis, information to the other, upon reasonable request, with respect to estimated development timelines and milestones for Development Compound.

            (b) Notwithstanding the foregoing provisions of Section 5.1(a), JPPLP shall not, either itself or through a third party, develop or commercialize, (even outside the Field), any compound identified on Schedule 5.1(b) attached hereto (each a "Barrier Exclusive Compound") and no Barrier Exclusive Compound shall be eligible to be designated by JPPLP as a Development Compound, unless, after the fifth (5th) anniversary of the Execution Date, Barrier is not conducting any Active Early Development activities, Active Clinical Development activities or commercialization of such compound.

      5.2 Disputes Relating to Development Compounds. In the case where both parties have identified the same Development Compound in accordance with Section
5.1 above, the party first commencing Phase I Clinical Studies shall be determined to have rights for further development and commercialization of such Development Compound, provided that such party properly delivered a Compound Selection Notice pursuant to Section 5.1(a). For any disputes arising under this
Article 5 relating to Development Compounds, the parties agree to discuss and negotiate in good faith a solution acceptable to both parties and in the spirit of this Agreement. If, after negotiating in good faith pursuant to the foregoing sentence, the parties fail to reach agreement within sixty (60) days, then either party may upon written notice to the other submit the dispute to the dispute resolution process pursuant to Article 15.

                                    ARTICLE 6
          JPPLP'S AND BARRIER'S RIGHTS REGARDING ITRACONAZOLE PRODUCTS

      6.1   JPPLP's Option.

            (a) Barrier grants to JPPLP an option to obtain an exclusive license to make, have made, import, use, sell, offer for sale, and have sold Itraconazole Products, either by itself or through an Affiliate, in all or part of the Territory.

            (b) At such time when Barrier can either (i) manufacture reproducible and bioequivalent batches, in accordance with ICH or FDA guidelines, with those batches used in the JPPLP or its Affiliate's clinical trials [**] or with JPPLP's Sporanox(R) (itraconazole) capsule product, without affecting the composition of the formulation, or (ii) manufacture reproducible batches, which are not bioequivalent to those batches used in the JPPLP or its Affiliate's clinical trials [**] or with JPPLP's Sporanox(R) (itraconazole) capsule product provided that clinical efficacy of such non-bioequivalent batches has been proven in subsequent Phase III Clinical Studies performed by Barrier, Barrier shall provide JPPLP with written notice (a "Section 6.1 Notice") specifying (i) formulation details of the Itraconazole Product, including the process for making the formulation, (ii) all reasonably relevant Information, including, but not limited to, pre-clinical and clinical data relating to such Itraconazole Product and Adverse Events, and (iii) detailed information and documentation relating to Barrier's ability to manufacture such

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Itraconazole Product. Within ninety (90) days after receipt of a Section 6.1 Notice by JPPLP, if JPPLP or an Affiliate of JPPLP desires to enter into an agreement contemplated by such Section 6.1 Notice (an "Itraconazole Agreement"), JPPLP shall send a written reply to such effect (a "Section 6.1 Reply") which identifies (x) the territories (the "Section 6.1 Selected Territories") to which JPPLP would like such Itraconazole Agreement to apply, and (y) the prospective party thereto, whether JPPLP or an Affiliate of JPPLP (the "Section 6.1 J&J Party"). Upon receipt of a Section 6.1 Reply, the parties shall promptly enter into an Itraconazole Agreement identical to the unexecuted copy attached hereto in Schedule 6.1, unless the parties mutually agree in writing to modify Schedule
6.1. If the Itraconazole Agreement is only for certain territories, then Barrier shall retain its rights for the rest of the world other than the Section 6.1 Selected Territories.

            (c)   If JPPLP fails to send a Section 6.1 Reply within the ninety
(90) day period after the Section 6.1 Notice, then Barrier may enter into an agreement with a third party or continue to develop the Itraconazole Product itself. Barrier agrees not to negotiate an agreement or enter into any agreement for an Itraconazole Product with a third party until expiration of the ninety
(90) day period after the Section 6.1 Notice was received by JPPLP.

            (d) If Barrier does not enter into an agreement with a third party during the [**] period following expiration of the ninety (90) day period after the first Section 6.1 Notice was received by JPPLP for such Itraconazole Product, then prior to entering into an agreement with a third party with regards to such Itraconazole Product, Barrier shall deliver a new Section 6.1 Notice to JPPLP, whereupon JPPLP shall have a forty five (45) day period to send a new Section 6.1 Reply, and if it does so, the Section 6.1 J&J Party and Barrier shall negotiate the terms thereof in good faith for a period not to exceed sixty (60) days, which period may be mutually extended in writing by the parties. However, if JPPLP fails to send a new Section 6.1 Reply within the 45-day period after the new Section 6.1 Notice, or if the Section 6.1 J&J Party and Barrier, despite their good faith efforts, do not enter into an agreement with respect to the Itraconazole Product within such 60-day period, then Barrier shall thereafter be free to enter into such an agreement with any third party.

      6.2 Timing of Section 6.1 Notice. The Section 6.1 Notice for Itraconazole Products cannot be made to JPPLP prior to the time when Barrier can
(i) manufacture reproducible and bioequivalent batches, in accordance with ICH or FDA guidelines, with those batches used in the JPPLP or its Affiliate's clinical trials [**] or with JPPLP's Sporanox(R) (itraconazole) capsule product, without affecting the composition of the formulation, or (ii) manufacture reproducible batches, which are not bioequivalent to those batches used in the JPPLP or its Affiliate's clinical trials [**] or with JPPLP's Sporanox(R) (itraconazole) capsule product provided that clinical efficacy of such non-bioequivalent batches has been proven in subsequent Phase III Clinical Studies performed by Barrier. It is understood that (unless otherwise mutually agreed to by the parties) reproducible batches of Itraconazole Product will be in a production size of at least 500 kilograms and will comply with the pharmaceutical specifications used by JPPLP in clinical trials [**] to be provided to Barrier within thirty (30) days following the Execution Date.

      6.3 Survival of Option Right. For avoidance of doubt, JPPLP's option to any Itraconazole Products under this Article 6 shall survive any Barrier Change of Control.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      6.4 Disputes Concerning Itraconazole Products. As defined in Section 1.19, an Itraconazole Product is a melt extrusion Pharmaceutical Product for use in humans containing itraconazole (i) the making, using, selling, offering to sell, or importation of which would infringe a Valid Claim of a patent within the Itraconazole Patent Rights but for the licenses granted herein, or (ii) developed by or for Barrier which in any way use, refer to or are otherwise derived from the JPPLP IP Rights licensed to Barrier under Section 3.1. JPPLP shall have no option for products containing itraconazole that are developed independently by Barrier and are outside the definition of an Itraconazole Product. The burden of proof shall be on Barrier to evidence through written documentation (e.g., lab notebooks) that such product was made independently by Barrier. Any disagreements as to whether (i) a particular product is an Itraconazole Product, or (ii) Barrier met the conditions for sending a Section
6.1 Notice (i.e., whether the timing of the Section 6.1 Notice was correct), shall be resolved in accordance to the dispute resolution process pursuant to
Article 15. If, after dispute resolution, it is determined that Barrier had not met the conditions for timing of a Section 6.1 Notice, any Itraconazole Agreement entered into in accordance with Section 6.1 shall be null and void and JPPLP's option rights shall remain in effect until such time as Barrier can meet the conditions set forth in Section 6.2.

                                    ARTICLE 7
            JPPLP'S AND BARRIER'S RIGHTS REGARDING LICENSED PRODUCTS

      7.1   JPPLP Right of First Negotiation.

            (a) Barrier shall not negotiate, enter into, or agree to enter into, with any third party other than JPPLP or an Affiliate of JPPLP, an agreement for the development, marketing, or sale in a territory(ies) ("Optioned Territory") of a Licensed Product (a "Commercialization Agreement") unless Barrier first offers in writing to JPPLP the right to enter into an agreement pursuant to which, consistent with Section 7.3 below, Barrier would grant to JPPLP an exclusive license to develop, market, sell, and have sold such Licensed Product in such Optioned Territory. Such written offer (a "Section 7.1 Notice") shall specify (i) the Licensed Product(s) which Barrier intends to have developed or commercialized subject to such Commercialization Agreement and the Optioned Territory, and (ii) all reasonably relevant pre-clinical and clinical data relating to such Licensed Product(s) including, but not limited to, results of Phase II Clinical Studies. Within ninety (90) days after provision of a
Section 7.1 Notice, if JPPLP or an Affiliate of JPPLP desires to enter into a Commercialization Agreement contemplated by such Section 7.1 Notice, JPPLP shall send a written reply to such effect (a "Section 7.1 Reply") which identifies (x) the territories (the "Selected Territories") to which JPPLP would like such Commercialization Agreement to apply, and (y) the prospective party thereto, whether JPPLP or an Affiliate of JPPLP (the "Section 7.1 J&J Party"). Upon receipt of a Section 7.1 Reply, the Section 7.1 J&J Party and Barrier shall negotiate the terms thereof in good faith for a period not to exceed ninety (90) days, which period may be mutually extended in writing by the parties (the "Section 7.1 Negotiation Period"). If the Commercialization Agreement is only for certain territories, then Barrier shall retain its rights for the rest of the world other than the territories licensed in the Commercialization Agreement. This Section 7.1 shall not apply to, and there shall be no restriction on, Barrier's ability to market and sell Licensed Products itself or with the assistance of a Contract Marketing and Sales Organization.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

As used herein, a "Contract Marketing and Sales Organization" shall mean an organization which is not itself or an Affiliate of a company that is engaged in the research or development of pharmaceuticals.

            (b) If JPPLP fails to send a Section 7.1 Reply or, if after providing a Section 7.1 Reply, the Section 7.1 J&J Party never delivers to Barrier a single term sheet, then Barrier shall be free to enter into an agreement with respect to such Licensed Product with any third party without restriction for such Optioned Territories.

            (c) Barrier agrees not to negotiate and agrees not to enter into such a Commercialization Agreement for a Licensed Product with a third party with respect to the Selected Territories during the ninety (90) day period after the Section 7.1 Notice or during the Section 7.1 Negotiation Period. If the
Section 7.1 J&J Party and Barrier, despite their good faith efforts, do not enter into a Commercialization Agreement within the Section 7.1 Negotiation Period, then Barrier may enter into such an agreement with a third party during the [**] following either (i) the expiration of the 90-day period following the
Section 7.1 Notice, in the event JPPLP fails to send a Section 7.1 Reply, or
(ii) the expiration of the Section 7.1 Negotiation Period; provided, however, that if the terms and conditions of such agreement with such third party would, taken as a whole, be materially less favorable to Barrier than the last written offer proposed by the Section 7.1 J&J Party, then Barrier shall deliver a new
Section 7.1 Notice to JPPLP, whereupon JPPLP shall have another 45-day period to send a new Section 7.1 Reply and, if it does so, another 60-day Section 7.1 Negotiation Period therefor. The parties hereby acknowledge and agree that neither the Section 7.1 J&J Party nor Barrier shall have an obligation to enter into a Commercialization Agreement.

            (d) If Barrier does not enter into an agreement with a third party during the [**] period following the expiration of the Section 7.1 Negotiation Period for such Licensed Product as set forth in Section 7.1(c), then prior to entering into an agreement with a third party with regards to such Licensed Product, Barrier shall deliver a new Section 7.1 Notice to JPPLP, whereupon JPPLP shall have a 45-day period to send a new Section 7.1 Reply and, if it does so, a 60-day Section 7.1 Negotiation Period therefor. However, if (i) JPPLP fails to send a new Section 7.1 Reply within the forty-five (45) day period after the new Section 7.1 Notice or (ii) the Section 7.1 J&J Party and Barrier, despite their good faith efforts, do not enter into a Commercialization Agreement within the 60-day Section 7.1 Negotiation Period, then Barrier may enter into such an agreement in the Optioned Territories of the new Section 7.1 Notice with any third party and such agreement may contain material terms or conditions of such agreement that are materially less favorable to Barrier.

            (e) Timing of Section 7.1 Notice. The Section 7.1 Notice for Licensed Products cannot be made to JPPLP prior to the end of the first Phase II Clinical Study for such Licensed Product. For clarity, with respect to any Licensed Product that is the subject of a Commercialization Agreement with a third party, Barrier shall not be required to deliver any Section 7.1 Notices in the event Barrier desires to enter into subsequent agreements with respect to the same Licensed Product with the same third party regardless of whether such Licensed Product is for different indications or is for a different formulation.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      7.2 Terms of the Commercialization Agreement. The terms of any Commercialization Agreement may include: [**] and (viii) other terms and conditions that are customary in agreements of a nature similar to the Commercialization Agreement.

      7.3   JPPLP Rights to Manufacture Licensed Products.

            (a) If a Section 7.1 J&J Party has entered into a Commercialization Agreement with respect to a Licensed Product in which the
Section 7.1 J&J Party does not have the right to manufacture or have manufactured the Licensed Product and/or an active pharmaceutical agent to be contained within such Licensed Product, then Barrier shall not, subsequent to the date that Barrier enters into a Commercialization Agreement with the Section
7.1 J&J Party with respect to such Licensed Product, commence manufacturing nor enter into or agree to enter into, with any person or entity other than JPPLP or an Affiliate of JPPLP, a manufacturing agreement with respect to the clinical or commercial supply of such Licensed Product and/or an active pharmaceutical agent to be contained within such Licensed Product for sale in the territories covered by the Commercialization Agreement (hereinafter, a "Manufacturing Agreement") without first giving written notice thereof to JPPLP (a "Section 7.3 Notice"). A
Section 7.3 Notice shall specify (i) the Licensed Product and/or active pharmaceutical agent to be contained within a Licensed Product which Barrier intends to have manufactured subject to such Manufacturing Agreement, (ii) all relevant know-how regarding the chemical, pharmaceutical, and analytical development of the such Licensed Product and/or pharmaceutical agent and (iii) the long term volume forecasts for such Licensed Product and/or pharmaceutical agent. Within ninety (90) days after a Section 7.3 Notice, if JPPLP or a JPPLP Affiliate desires to enter into a Manufacturing Agreement contemplated by such
Section 7.3 Notice, JPPLP shall send a written reply thereto, whether JPPLP or a JPPLP Affiliate (a "Section 7.3 Reply") which identifies (x) the prospective party thereto, whether JPPLP or a JPPLP Affiliate (the "Section 7.3 J&J Party") and (y) the fees, terms, conditions and other material provisions which the
Section 7.3 J&J Party desires to be contained in the Manufacturing Agreement. Upon receipt of a Section 7.3 Reply, the Section 7.3 J&J Party and Barrier shall negotiate the terms thereof in good faith for a period not to exceed ninety (90) days, which period may be extended if mutually agreed to in writing by the parties (the "Section 7.3 Negotiation Period").

            (b) If (i) JPPLP fails to send a Section 7.3 Reply within the ninety (90) day period after the Section 7.3 Notice or (ii) the Section 7.3 J&J Party fails to enter into a Manufacturing Agreement with Barrier within the
Section 7.3 Negotiation Period, Barrier may enter into such a Manufacturing Agreement with a third party; provided, however, that if the terms and conditions of such agreement with such third party would, taken as a whole, be materially less favorable to Barrier than the last written offer proposed by Barrier to the Section 7.3 J&J Party, Barrier shall deliver a new Section 7.3 Notice to JPPLP specifying such variations, whereupon JPPLP shall have another forty-five (45) day period to send a new Section 7.3 Reply and if it does so, another sixty (60) day Section 7.3 Negotiation Period therefor.

            (c) Except as described in Section 7.3 above, if a Section 7.1 J&J Party has not entered into a Commercialization Agreement with respect to a Licensed Product, then prior to entering into a Manufacturing Agreement with a third party with respect to such

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Licensed Product, Barrier shall deliver a Section 7.3 Notice to JPPLP, whereupon JPPLP shall be entitled to submit a proposal or bid in the same manner as the other third parties.

      7.4 Certain Manufacturing of Clinical Supplies. Following the Execution Date, representatives of Barrier and JPPLP (or the applicable JPPLP Affiliate) will discuss in good faith the manufacturing of clinical supplies of the Itraconazole Product and the Oxatomide Product. Within sixty (60) days after the Execution Date, Barrier shall deliver to JPPLP a non-binding, estimated two (2) year forecast of its clinical requirements for each of the two products. Within sixty (60) days of JPPLP's receipt of such forecast, JPPLP shall indicate to Barrier in writing which, if any, of the products JPPLP (or one of its Affiliates) desires to manufacture. For those products which JPPLP (or one of its Affiliates) expresses interest in manufacturing, Barrier and the applicable JPPLP Affiliate shall negotiate an appropriate supply agreement. For those products for which JPPLP (or an Affiliate) has not expressed an interest in manufacturing or for which the parties cannot reach agreement on an appropriate supply agreement, JPPLP shall transfer, or use its reasonable efforts to cause to be transferred, to Barrier all formulation and manufacturing procedures and any analytical methods that have been developed that are necessary for Barrier to manufacture such products itself, or through a third party. Such manufacturing procedures, however, shall not include know-how relating to the manufacturing of ingredients which are commercially available from other third parties.

                                    ARTICLE 8
                               BARRIER'S DILIGENCE

      8.1 Development Plan. Barrier shall have the sole responsibility for all pre-clinical and clinical development of Products. Within one hundred eighty
(180) days after the Execution Date, Barrier shall submit to JPPLP a written clinical development plan containing [**]. Barrier shall, at its sole cost, update JPPLP on its progress with respect to estimated development timelines and milestones for Products at least every six (6) months; provided that such obligation to provide such update shall terminate [**]. Barrier shall have no obligation to provide information to JPPLP under this Section 8.1 for (i) any Product which is the subject of a Commercialization Agreement with a third party, (ii) any Product for which all of JPPLP's Section 7.1 rights have been satisfied, and (iii) any Licensed Product which is being commercialized by Barrier.

      8.2   Development for Itraconazole Product. Subject to the provisions of
Section 8.7, in the event that Barrier is not conducting Active Clinical Development on an Itraconazole Product, or has not obtained Regulatory Approval to market an Itraconazole Product, by [**], JPPLP shall be entitled, but not obligated, to terminate (i) Barrier's license to the Itraconazole Patent Rights under Section 2.3 and (ii) Barrier's license to JPPLP Know-How relating to the Itraconazole Product under Section 3.1. In the event that Barrier is conducting Active Clinical Development on an Itraconazole Product, or has obtained Regulatory Approval to market an Itraconazole Product, by [**], JPPLP's termination rights under this Section 8.2 shall terminate.

      8.3   Development for `096 Product.

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (a) Active Early Development. In the event that Barrier is not conducting Active Early Development on a `096 Product by [**], JPPLP shall be entitled, but not obligated, to terminate (i) Barrier's license to the `096 Patent Rights under Section 2.2 and (ii) Barrier's license to JPPLP Know-How relating to the `096 Product under Section 3.1.

            (b)   Active Clinical Development. Subject to the provisions of
Section 8.7, in the event that Barrier is not conducting Active Clinical Development on a `096 Product, or has not obtained Regulatory Approval to market a `096 Product by [**], JPPLP shall be entitled, but not obligated, to terminate
(i) Barrier's license to the `096 Patent Rights under Section 2.2 and (ii) Barrier's license to JPPLP Know-How relating to the `096 Product under Section
3.1. In the event that Barrier is conducting Active Clinical Development on a `096 Product, or has obtained Regulatory Approval to market an `096 Product, by [**] JPPLP's termination rights under this Section 8.3(b) shall terminate.

      8.4   Development for an Oxatomide Product.

            (a) Active Early Development. In the event that Barrier is not conducting Active Early Development on an Oxatomide Product by [**] JPPLP shall be entitled, but not obligated, to terminate Barrier's license to Oxatomide Know-How relating to the Oxatomide Product under Section 3.2.

            (b)   Active Clinical Development. Subject to the provisions of
Section 8.7, in the event that Barrier is not conducting Active Clinical Development on an Oxatomide Product, or has not obtained Regulatory Approval to market an Oxatomide Product by [**] JPPLP shall be entitled, but not obligated, to terminate Barrier's license to Oxatomide Know-How relating to the Oxatomide Product under Section 3.2. In the event that Barrier is conducting Active Clinical Development on an Oxatomide Product, or has obtained Regulatory Approval to market an Oxatomide Product, by [**] JPPLP's termination rights under this Section 8.4(b) shall terminate.

      8.5   Development for a Ketanserin Product.

            (a) Active Early Development. In the event that Barrier is not conducting Active Early Development on a Ketanserin Product by [**] JPPLP shall be entitled, but not obligated, to terminate (i) Barrier's license to the Ketanserin Patent Rights under Section 2.3 and (ii) Barrier's license to JPPLP Know-How relating to the Ketanserin Product under Section 3.1.

            (b)   Active Clinical Development. Subject to the provisions of
Section 8.7, in the event that Barrier is not conducting Active Clinical Development on a Ketanserin Product, or has not obtained Regulatory Approval to market a Ketanserin Product by [**] JPPLP shall be entitled, but not obligated, to terminate (i) Barrier's license to the Ketanserin Patent Rights under Section
2.3 and (ii) Barrier's license to JPPLP Know-How relating to Ketanserin Products under Section 3.1. In the event that Barrier is conducting Active Clinical Development on a Ketanserin Product, or has obtained Regulatory Approval to market a Ketanserin Product, by [**] JPPLP's termination rights under this
Section 8.5(b) shall terminate.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      8.6   Development for JPPLP Products.

            (a) Active Early Development. In the event that Barrier is not conducting Active Early Development on one JPPLP Product [**] by [**] JPPLP shall be entitled, but not obligated, to terminate (i) Barrier's license to the JPPLP Patent Rights under Section 2.1 and (ii) Barrier's license to JPPLP Know-How relating to JPPLP Products under Section 3.1.

            (b)   Active Clinical Development. Subject to the provisions of
Section 8.7, in the event that Barrier is not conducting Active Clinical Development on one JPPLP Product [**] or has not obtained Regulatory Approval to market one JPPLP Product within each patent family [**] by [**] JPPLP shall be entitled, but not obligated, to terminate (i) Barrier's license to the JPPLP Patent Rights under Section 2.1 and (ii) Barrier's license to JPPLP Know-How relating to JPPLP Products under Section 3.1. In the event that Barrier is conducting Active Clinical Development on one JPPLP Product within each patent family within the JPPLP Patent Rights, or has obtained Regulatory Approval to market one JPPLP Product within each patent family within the JPPLP Patent Rights, by [**] JPPLP's termination rights under this Section 8.6(b) shall terminate.

      8.7 JPPLP Election to Terminate. Barrier shall send to JPPLP during the month of [**], [**] and/or [**] a report on the status of its development for each Product indicating whether Barrier has obtained Regulatory Approval or is in Active Early Development or Active Clinical Development for each such Product (the "Section 8.7 Report"). In the event that (i) Barrier has not obtained Regulatory Approval or is not conducting Active Early Development or Active Clinical Development on each such Product as contemplated in Sections 8.2 to 8.6 above, and (ii) JPPLP desires to exercise its termination rights pursuant to Sections 8.2, 8.3, 8.4, 8.5 or 8.6 above, then, no later than two months following the receipt of such Section 8.7 Report, JPPLP shall send to Barrier written notice of its election to do so. In the event that JPPLP does not so exercise its right to terminate, then JPPLP shall be deemed to have waived its right to terminate such Patent Right, as applicable, and the related JPPLP Know-How or Oxatomide Know-How; provided, however, that in the event that such failure to obtain Regulatory Approval or conduct Active Early Development or Active Clinical Development is continuing as of [**] then JPPLP's termination rights contained in Sections 8.2 to 8.6, as applicable, shall be reinstated. Barrier shall send to JPPLP a new Section 8.7 Report during the month of [**] and if JPPLP desires to exercise such rights, then JPPLP shall send to Barrier written notice of its election to do no later than two months following the receipt of such new Section 8.7 Report, with a similar waiver and reinstatement occurring on an annual basis until Barrier commences Active Early Development, Active Clinical Development or obtains Regulatory Approval.

                                    ARTICLE 9
                          CONFIDENTIALITY AND PUBLICITY

      9.1 Confidentiality. All Information, including without limitation trade secrets, disclosed by one party to the other in connection with this Agreement shall be maintained by the receiving party as confidential and used by the recipient only for the purposes of this Agreement in accordance with this
Article 9. Each party may also disclose the other's Information to an Affiliate, agent, or consultant, who is under an obligation of confidentiality and non-use at least substantially equivalent to the obligations of this Article 9. Each party shall guard such

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Information as it normally guards any of its own confidential, proprietary information, but in no event with less than a reasonable standard of care.

      9.2 Notwithstanding the foregoing, each party shall be relieved of the confidentiality and limited use obligations of this Agreement if:

            (a) the Information was previously known to the receiving party from sources other than the disclosing party as evidenced by the prior written records of such party;

            (b) the Information is or becomes generally available to the public through no fault of the receiving party;

            (c) the Information is acquired in good faith in the future by the receiving party from a third party not under an obligation of confidence to the disclosing party with respect to such Information; or

            (d) the Information is developed independently by or for the receiving party without making use of the confidential Information received from the disclosing party as evidenced by the written records of the receiving party.

      9.3 Permitted Uses of Information. Notwithstanding the above obligations of confidentiality and non-use a party may:

            (a) disclose Information to a Regulatory Authority that is necessary to obtain Regulatory Approval of a Product in a particular jurisdiction;

            (b) disclose Information to a government agency if the disclosure is necessary to protect the health and safety of the party's workers or the public or as required by law;

            (c) disclose Information reasonably required in connection with the development, manufacture, use, sale, external testing or marketing trials of products in accordance with the terms of this Agreement; or

            (d) disclose Information by filing patent applications, the filing of which is contemplated by this Agreement, without violating the above secrecy provision; it being understood that publication of such filings occurs in some jurisdictions within eighteen (18) months of filing, and that such publication shall not violate the above secrecy provision.

In making such disclosures under this Section 9.3, the disclosing party shall, where reasonably possible, obligate the recipient to obligations of confidentiality no less restrictive than those set forth in this Article 9.

      9.4   Confidentiality of this Agreement. Except as required under Section
16.10 and except for the filing of a copy of this Agreement with the Securities and Exchange Commission ("SEC") to the extent required by law and such other public announcements as may hereafter become required by law, no party hereunder shall disclose the terms of this Agreement or the fact of its existence or make any public announcement or filing concerning this Agreement or the

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

subject matter hereof without the prior written consent of the other; provided, however, that the parties shall be free to disclose the existence and terms of this Agreement and the nature of the licenses granted hereunder under an obligation of confidentiality at least as stringent as set forth in this Article 9 to their respective Affiliates, investment bankers, any strategic or financial investor who has expressed a bona fide interest in investing at least Three Million U.S. Dollars ($3,000,000) in Barrier, qualified institutional buyers as defined under Rule 144(a) promulgated under the Securities Act of 1933, as amended, and prospective sublicensees. Prior to any such filings with the SEC, Barrier shall deliver a copy hereof to JPPLP and, if requested in writing by JPPLP within five (5) business days after such delivery, request that the SEC under the applicable rules give such portions hereof as JPPLP has requested confidential treatment.

      9.5 Effect on Prior Confidentiality Agreement. To the extent the parties hereto previously entered into any written confidentiality agreement with respect to Information covered hereby and subject to the confidentiality provisions hereof, this Agreement shall govern.

      9.6 Survival of Confidentiality Terms. The rights and affirmative obligations of Sections 9.1, 9.2, and 9.3 shall remain in effect during the Term of this Agreement and shall survive termination or expiration of this Agreement for a period of five (5) years.

                                   ARTICLE 10
                PATENT PROSECUTION, MAINTENANCE, AND ENFORCEMENT

      10.1 Discretionary Duty to Prosecute and Maintain. JPPLP shall, at its discretion and sole cost shall prosecute or cause to be prosecuted to allowance or final rejection in the United States and in Foreign Countries the patent applications included in the Patent Rights. JPPLP shall issue and maintain as a patent, at its sole cost, each such application prosecuted to allowance in the Patent Rights.

      10.2 Barrier's Right to File Patent Applications. With respect to Products for which JPPLP has not yet filed a patent application as of the Execution Date, Barrier shall be entitled to file such patent applications in JPPLP's name, only in case that JPPLP has notified Barrier that it does not intend to do so. Such patent application(s) shall be assigned to JPPLP or an Affiliate of JPPLP, shall be approved in writing by JPPLP prior to filing, and will be included in the JPPLP Patent Rights licensed hereunder, and Barrier shall bear all costs of prosecution, issuance and maintenance thereof. Barrier shall use reasonable efforts to file initially all such patent applications in the United States. Barrier shall consult with JPPLP and shall keep JPPLP continuously informed of all material matters relating to the preparation, filing, prosecution and maintenance of such patent applications, including, but not limited to, disclosing to JPPLP the complete text of all such patent applications. In addition, Barrier shall provide JPPLP with copies of all material correspondence with the applicable patent office.

      10.3 Right to Consult. With respect to the patents and patent applications described in Sections 10.1 and 10.2, JPPLP and Barrier shall copy the other party, or have the other party copied, on all correspondence to and from patent offices relating to such patent applications that it is prosecuting, or causing to be prosecuted, such that the other party can comment on such correspondences, and each party agrees to consider in good faith such comments from the other

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

party. In furtherance of and not in limitation of the foregoing, each party shall provide the other party with a draft copy of each U.S. and WIPO patent application to be filed by it relating to the Patent Rights in order, and sufficiently in advance, to obtain comments from the other's patent counsel. Each party shall provide to the other party as filed copies of all U.S. and WIPO patent applications promptly after the filing of such applications. Each party shall provide to the other party a copy of each U.S. Patent and Trademark Office "Office Action" sufficiently in advance of the response due date, to obtain substantive comment of the other's patent counsel.

      10.4 Abandonment of Prosecution by JPPLP. JPPLP shall notify Barrier in the event it decides at any time to discontinue the prosecution of any patent applications or maintenance of any patents included in the Patent Rights in the United States or in any Foreign Country. Such notification shall be given at least sixty (60) days prior to the date on which such patent application(s) or patent(s) will become abandoned. Barrier shall then have the option, exercisable upon written notification to JPPLP, to assume full responsibility, at its discretion and sole cost, for prosecution of the affected patent applications(s) or maintenance of any the affected patent(s) in such country or countries. JPPLP shall provide all assistance reasonably necessary to allow Barrier to assume the prosecution of such affected patent application(s) or maintenance of such affected patent(s). In the event Barrier does not elect to exercise such option with respect to any patent application, such affected patent application(s) or patent(s) shall no longer be part of the Patent Rights. In the event Barrier does elect to exercise such option with respect to any patent or patent application, then JPPLP shall grant to Barrier a non-exclusive, royalty-free, worldwide license, with the right to grant sublicenses, to all of JPPLP's remaining rights under such patent or patent application (subject to Sections 2.1(b) and 2.4(b) of this Agreement).

      10.5 Abandonment of Prosecution by Barrier. Barrier shall notify JPPLP in the event it decides at any time to discontinue the prosecution of any patent applications or maintenance of any patents included in the Patent Rights in the United States or in any Foreign Country for which it has elected to prosecute or maintain under Section 10.2 or 10.3; provided such notification will be given at least sixty (60) days prior to the date on which said application(s) will become abandoned. Barrier shall provide all assistance reasonably necessary to allow JPPLP to assume the prosecution of such affected patent application(s) or maintenance of such affected patent(s) if JPPLP elects to do so. Such affected patent application(s) and patent(s) shall no longer be part of the Patent Rights.

      10.6 Patent Term Extensions. Barrier shall have the right to request that JPPLP file all applications and take actions necessary to obtain patent extension pursuant to 35 USC 156 or like foreign statutes for the JPPLP Patent Rights licensed to Barrier hereunder. If JPPLP declines to pursue such patent extensions, then Barrier shall have the right on behalf of JPPLP to file all such applications and take all such actions necessary to obtain such patent extensions. JPPLP agrees to sign such further document and take such further actions (all at Barrier's expense) as may be requested by Barrier in this regard.

      10.7 Patent Marking. Barrier and its sublicensees and Affiliates shall mark all Products made under this Agreement with a notice in accordance with 35 U.S.C.Section 287 and similar marking provisions in Foreign Countries.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      10.8 Suits for Infringement of the Patent Rights. If JPPLP or Barrier becomes aware of infringement of any patent included in the Patent Rights by a third party selling a product, such party shall promptly notify the other party in writing to that effect. If, prior to the expiration of four (4) months from said notice, JPPLP has not obtained a discontinuance of such infringement or brought suit in such country against the third party infringer, then, Barrier shall have the right to bring suit in such country against such infringer and join JPPLP as a party. The foregoing shall not preclude the parties from jointly seeking such discontinuance or bringing suit and, in any event, each party will cooperate with the other in any suit and will have the right to consult with the other and be represented by its own counsel at its own expense. Prior to disposition of any moneys recovered, the expenses of the parties in bringing suit shall be reimbursed out of the moneys recovered, with the party bringing the suit being reimbursed first. Then, [**] percent ([**]%) of the remainder, if any, of moneys recovered by either party upon final judgment or settlement of any infringement suit shall be retained by the party bringing the suit, and [**] percent ([**]%) shall be paid to the other party. No settlement by a party bringing a suit shall diminish the rights or interests of the other party without the other party's written consent.

                                   ARTICLE 11
                                REGULATORY ISSUES

      11.1 Regulatory Matters. Except with respect to (i) Licensed Products which become the subject of a Commercialization Agreement with JPPLP or an Affiliate of JPPLP (which shall be governed by the terms of such a Commercialization Agreement), or (ii) Itraconazole Products which become the subject of an Itraconazole Agreement with JPPLP or an Affiliate of JPPLP (which shall be governed by the terms of such an Itraconazole Agreement), Barrier will have control over, and authority and responsibility for, the regulatory strategies relating to the development and commercialization of all Products. Barrier shall monitor and coordinate all regulatory actions, communications and filings with and submissions to (including but not limited to any supplements and amendments thereof) any Regulatory Authority with respect to any Product. Barrier shall be responsible for interfacing, corresponding and meeting with all Regulatory Authorities with respect to any Product. Barrier shall bear all costs relating to such regulatory filings and submission.

      11.2  Adverse Event Reporting Procedures for Products.

            (a) The parties understand and agree that these procedures are intended to satisfy regulatory requirements for standard written procedures for adverse event reporting and for the establishment of explicit procedures and detailed agreements with commercial partners with respect to compliance with AE reporting requirements for the Product. These procedures may be amended by the parties at any time, by mutual written agreement, to ensure that they comply with applicable laws and regulations in the countries in which the Product is marketed and fully and accurately reflect the procedures in place relating to surveillance, receipt, evaluation and reporting of AEs by the parties. Upon the written request of either party, the parties shall meet to renegotiate in good faith all or some of these procedures. These procedures shall not be construed to restrict either party's ability to take action that it deems to be appropriate or required of it under applicable law or regulations, including but not limited to the requirements of 21 C.F.R. 312.

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (b) The reporting requirements for Adverse Events described in Sections 11.3 through 11.5 shall be required for Pharmaceutical Products containing ketoconazole, miconazole, ketanserin, oxatomide and/or itraconazole as the active ingredient but only in the case where both parties are conducting clinical development or marketing a Pharmaceutical Product containing the same active ingredient.

      11.3  Coordination Relating to SAES.

            (a) The parties shall forward to each other any information they receive relating to an SAE for a Product within two (2) calendar days of coming into possession or control of such information, by transmitting it to the appropriate Responsible Individual by e-mail, facsimile and mail.

            (b) The parties shall send to each other by facsimile or, if provided by mutual agreement, electronically in a format prescribed by ICH E2B, completed MedWatch or CIOMS forms for SAEs for a Product of which they have been notified within five (5) calendar days of such notification.

            (c) The parties shall diligently follow up on reports of SAEs for a Product in compliance with applicable laws and regulations and shall immediately consult with each other with respect to the investigation of any SAE for a Product disclosed to it by the other party.

            (d) The parties shall transmit to each other a copy of any report relating to an SAE for a Product within two (2) calendar days of submitting it to a government authority by sending it to the appropriate Responsible Individual by e-mail, facsimile and mail.

      11.4  Coordination Relating to NSAES.

            (a) The parties shall forward to each other any information they receive relating to NSAEs for a Product on a quarterly basis by sending it to the appropriate Responsible Individual by e-mail, facsimile and mail not later than the 15th of the month following the end of the quarter in which the information was reported to a party.

            (b) The parties shall cooperate in preparing Periodic Reports for a Product as follows:

                  (i) They shall exchange drafts of Periodic Reports for the Products not later than fifteen (15) calendar days prior to the date on which they are required to be submitted to government authorities.

                  (ii) They shall cooperate in submitting Periodic Reports for the Products to safeguard against duplicative submissions of AE information and ensure compliance with reporting requirements, including but not limited to reporting deadlines.

      11.5  Coordination Relating to all AES.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (a) The parties shall afford each other, within thirty (30) days of receiving a request for such access, reasonable access to information in their possession or control relating to AEs for the Products.

            (b) The parties shall immediately notify each other in writing of any communication received from a government agency relating to AEs for the Product. Such notification shall be sent to the Responsible Individuals by e-mail or facsimile with follow-up by mail.

            (c) The parties shall consult and cooperate with each other concerning any proposed change to the approved labeling, the Summary of Product Characteristics, the Core Safety Data Sheet or an Investigational Drug Brochure for the Product, and concerning any proposed change to promotional claims for the Product, based on the analysis of AEs.

            (d) The parties shall consult and cooperate with each other with respect to the decision to distribute, the drafting of and the distribution of any "Dear Healthcare Professional" or similar communication intended to address a safety issue with the Product.

            (e) The parties shall promptly notify each other regarding any change or temporary unavailability of their respective Responsible Individuals and shall designate substitutes for such individuals as necessary to ensure that responsibility for the parties' compliance with this Article and with AE Reporting Requirements continuously rests with an identifiable, duly authorized and qualified individual.

            (f) The parties shall immediately notify each other in writing after any decision to amend or request a change in the Product registration status, whether the change is initiated by the parties or is the result of a regulatory action. Following regulatory approval of such change, the parties will notify each other in writing within five (5) calendar days.

            (g) The parties shall provide each other a list of all countries in which the Product is marketed, as well as the trade names, formulations and date of marketing authorization for the Product. These data will be reviewed by the parties and updated annually, or more frequently as necessary to enable any party to comply with regulatory obligations. Updates or changes to this information shall be communicated in writing to the other party within thirty
(30) days of the occurrence of the change.

            (h) The parties shall use English to communicate under and transmit information to one another pursuant to this Article 11.

            (i) The parties shall report to each other any change in applicable legislation or regulations or to the terms of a marketing authorization or approval of which they become aware that might alter their obligations under this Article.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                   ARTICLE 12
                WARRANTIES, REPRESENTATIONS AND ACKNOWLEDGEMENTS

      12.1 Warranties and Representations Regarding the Patent Rights. JPPLP expressly warrants and represents as of the Execution Date that:

            (a) (i) JPPLP exclusively owns or Controls all of the rights, title and interest in and to the JPPLP Patent Rights licensed to Barrier pursuant to Article 2; (ii) JPPLP owns or controls by agreement or license all rights, title and interest in and to the JPPLP Know-How licensed to Barrier pursuant to Article 3; and (iii) JPPLP has the full right and authority to enter into this Agreement and to carry out the transactions contemplated herein;

            (b) JPPLP has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Patent Rights and there are currently no existing license agreements for the Patent Rights that are in conflict with the licenses granted to Barrier under Article 2; and

            (c) There are no claims, judgments or settlements against or pending with respect to the Patent Rights, and to JPPLP's knowledge, no such claims, judgements or settlements are threatened.

      12.2 No Warranties or Representations Regarding JPPLP IP Rights and JPPLP Tangible Property. Except as expressly set forth in Section 12.1, JPPLP makes no representations and extends no warranties or conditions of any kind, either express or implied, with respect to the JPPLP IP Rights and JPPLP Tangible Property licensed hereunder, including, but not limited to, the validity or unenforceability of the Patent Rights or the accuracy or any warranties of merchantability or fitness for a particular purpose.

      12.3 JPPLP's Relationship to Johnson & Johnson Affiliates. JPPLP is one of several Affiliates of Johnson & Johnson that sell pharmaceutical and/or cosmetic products, including but not limited to the sale of products containing itraconazole for, e.g., the treatment of indications such as blastomycosis, histoplasmosis, aspergillosis, onychomycosis of the toenail and fingernail, oropharyngeal and esophageal candiasis, and empiric therapy of febrile neutropenic patients, and oxatomide for, e.g., the treatment of indications such as cutaneous allergies and itching, hay fever, rhinitis and allergies. Subject to the licenses granted to Barrier herein, nothing shall prevent JPPLP, or its Affiliates, from continuing such activities or developing or acquiring products which may serve a similar cosmetic/therapeutic function or compete with Products.

      12.4 No Conflicting Obligations. Each party expressly warrants and represents to the other that it has no agreement nor any other obligation to any third party that would in any way interfere, hamper, or limit its ability to carry out and fulfill its obligations under this Agreement.

      12.5 Authority to Enter into Agreement. Each party represents and warrants to the other as of the Execution Date that it has full right and authority to enter into this Agreement and to carry out the transactions contemplated herein.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      12.6 Obligations Relating to Dipsibamycin. Barrier expressly warrants and represents that it shall assume all responsibility for any and all milestones or other payments for development and commercialization of a pharmaceutical Product containing dipsibamycin [**] and/or related analogs of dipsibamycin which are claimed by a Valid Claim of a JPPLP Patent Rights under an agreement between JPPLP's Affiliate, Janssen Pharmaceutica, N.V. and [**] with an execution date of [**].

      12.7 No Implications by JPPLP and/or Barrier. Except as expressly stated herein, nothing in this Agreement shall be construed as:

            (a) A warranty or representation by JPPLP as to the validity or scope of any of the JPPLP IP Rights;

            (b) A warranty or representation by JPPLP that anything made, used, sold, offered for sale, or imported under the licenses provided herein is or will be free from infringement of patents of third parties;

            (c) An obligation on the part of either party to bring or prosecute actions or suits against third parties for infringement of any of the JPPLP IP Rights;

            (d) Conferring on either party a right to use in advertising, publicity, or otherwise the name or any trademark, service mark, or trade name of the other party or its Affiliates;

            (e) Granting by implication, estoppel, or otherwise, any licenses or rights under patents or other intellectual property of JPPLP or an Affiliate of JPPLP other than that included in the JPPLP IP Rights;

            (f) A representation or warranty that the `096 Product, the Itraconazole Product, the Oxatomide Product, the Ketanserin Product or other JPPLP Product will be approved for marketing by the United States Food and Drug Administration and successor bodies or corresponding foreign administrative bodies; or

            (g) A representation or warranty with respect to the use, sale, or other disposition by Barrier or its sublicensees, Affiliates, vendees, or other transferees of products incorporating or making use of inventions licensed under this Agreement.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                   ARTICLE 13
                              TERM AND TERMINATION

      13.1  Term.

            (a) With respect to the Licensed Products, this Agreement shall commence as of the Execution Date and, unless otherwise terminated in accordance with any of the provisions of this Article or Article 8, shall remain in force on a country-by-country basis and a Licensed Product-by-Licensed Product basis, until the longer of (i) ten (10) years or (ii) the last to expire of the patents included within the Patent Rights for such Licensed Product in such country.

            (b) With respect to Itraconazole Products, this Agreement shall commence as of the Execution Date and, unless otherwise terminated in accordance with any of the provisions of this Article or Article 8, shall remain in force on a country-by-country basis and an Itraconazole Product-by-Itraconazole Product basis, until the longer of (i) ten (10) years from the date of First Commercial Sale of such Itraconazole Product in such country, or (ii) the last to expire of the patents included within the Patent Rights for such Itraconazole Product in such country.

      13.2  Termination for Breach.

            (a) Upon any breach of, or default under, any material provision of this Agreement by Barrier with respect to a Product, JPPLP may terminate this Agreement with respect to the Patent Rights relating to such Product and the JPPLP Know-How relating to such Product by giving ninety (90) days written notice to Barrier. Said notice shall become effective at the end of such period, unless during said period Barrier shall cure such breach or default.

            (b) Upon any breach of, or default under, any material provision of this Agreement by JPPLP with respect to a Licensed Product, Barrier may terminate JPPLP's rights under Section 7 with respect to such Licensed Product by giving ninety (90) days written notice of JPPLP. Said notice shall become effective at the end of such period, unless during said period JPPLP shall cure such breach.

            (c) Upon any breach of, or default under, any material provision of this Agreement by JPPLP with respect to an Itraconazole Product, Barrier may reduce the royalty rate, located in Section 4.2 by [**] percent ([**]%) by giving ninety (90) days written notice to JPPLP. Said notice shall become effective a the end of such period, unless during said period JPPLP shall cure such breach.

            (d)   The rights of the non-breaching party set forth in this
Section 13.2 shall be in addition to, and not in lieu of, any other remedies to which the non-breaching party may be entitled at law or equity.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

      13.3  Barrier's Right to Terminate with Sixty (60) Days Notice.

            (a) Barrier shall have the right to terminate this Agreement with respect to the JPPLP Patent Rights (and all related JPPLP Know-How) upon sixty
(60) days written notice to JPPLP.

            (b) Barrier shall have the right to terminate this Agreement with respect to the `096 Patent Rights (and all related JPPLP Know-How) upon sixty
(60) days written notice to JPPLP.

            (c) Barrier shall have the right to terminate this Agreement with respect to the Itraconazole Patent Rights (and all related JPPLP Know-How) upon sixty (60) days written notice to JPPLP.

            (d) Barrier shall have the right to terminate this Agreement with respect to the Oxatomide Know-How upon sixty (60) days written notice to JPPLP.

            (e) Barrier shall have the right to terminate this Agreement with respect to the Ketanserin Patent Rights (and all related JPPLP Know-How) upon sixty (60) days written notice to JPPLP.

      13.4  Certain Termination for Bankruptcy.

            (a) At any time prior to the earlier of Barrier's initial public offering or the third anniversary of the Execution Date, this Agreement may be terminated upon fifteen (15) days written notice by either party with respect to all Itraconazole Products (unless Barrier enters into an Itraconazole Agreement with JPPLP) and all Licensed Products (other than any Licensed Product with respect to which either (x) JPPLP has failed to send a Section 7.1 Reply or (y) the appropriate Section 7.1 J&J Party and Barrier have not entered into a Commercialization Agreement within the Section 7.1 Negotiation Period): (i) in the event that the other party hereto shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect (the "Bankruptcy Code"), (4) file a petition seeking to take advantage of any law (the "Bankruptcy Laws") relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code, or
(6) take any corporate action for the purpose of effecting any of the foregoing; or (ii) if a proceeding or case shall be commenced against the other party hereto in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the party or of all or any substantial part of its assets, or (3) similar relief under any Bankruptcy Laws, or an order, judgment or decree approving any of the foregoing shall be entered and continue unstayed for a period of sixty (60) days; or an order for relief against the other party hereto shall be entered in an involuntary case under the Bankruptcy Code.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


            (b) For clarity, after the third anniversary of the Execution Date, or if earlier, after Barrier's initial public offering, neither party shall have the right to terminate this Agreement pursuant to Section 13.4(a).

         13.5 JPPLP's Right to Terminate Prior to Closings.


            (a) If Barrier has not satisfied all of the conditions of the capital financing transactions set forth in Section 16.13 by September 30, 2002 (the "Closing Date"), JPPLP shall have the right to terminate this Agreement upon written notice to Barrier, provided, however, that the Closing Date shall be extended as necessary, but in no event past December 31, 2002, in the event the failure to satisfy such conditions is not primarily attributable to any act or omission of Barrier.

            (b) If, subsequent to the Initial Closing (as defined in the Series B Securities Acquisition Agreement dated as of May 6, 2002) and prior to November 15, 2003, Barrier has not completed and closed a capital financing transaction in one or more closings in which the aggregate cash proceeds received by Barrier equal or exceed thirteen million dollars ($13,000,000) and pursuant to which Barrier will issue fully paid and non-assessable shares of Series B Convertible Preferred Stock in accordance with the terms set forth in the Company's Amended Certificate of Incorporation in substantially the form attached to the Securities Acquisition Agreement as Exhibit B, JPPLP shall have the right to terminate this Agreement upon written notice to Barrier; provided however, that in the event that JPPLP exercises its right to terminate under this Section 13.5(b), each share of preferred stock of Barrier then owned by JPPLP and its Affiliates shall be automatically converted into one share of common stock of Barrier.

         13.6 Effect of Termination and Expiration.

            (a) Following termination of this Agreement by JPPLP with respect to a Product pursuant to Sections 13.2:

                (i) all licenses granted hereunder to the extent such license relates to such Product shall terminate;

                (ii) Barrier shall have the right to sell off, over the six (6) months immediately following such termination, any affected Products in its inventory;

                (iii) Barrier shall promptly return to JPPLP all JPPLP Tangible Property relating solely to such Product;

                (iv) In the event the Product is the Itraconazole Product, Barrier shall assign any Drug Approval Application for the Itraconazole Product to JPPLP; and

                (v) Barrier shall promptly return or have returned to JPPLP control of the prosecution of any Patent Rights with respect to the affected Product it is prosecuting or having prosecuted pursuant to Sections 10.2 and 10.4.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (b) Following termination of this Agreement by (i) JPPLP pursuant to Sections 13.4 or 13.5 or (ii) Barrier pursuant to Section 13.4:

                (i) all licenses granted hereunder shall terminate;

                (ii) Barrier shall have the right to sell off, over the six (6) months immediately following such termination, any Products in its inventory;

                (iii) Barrier shall promptly return to JPPLP all JPPLP Tangible Property;

                (iv) Barrier shall assign any Drug Approval Application for the Itraconazole Product to JPPLP; and

                (v) Barrier shall promptly return or have returned to JPPLP control of the prosecution of any Patent Rights it is prosecuting or having prosecuted pursuant to Sections 10.2 and 10.4.

            (c) Following termination of this Agreement by JPPLP pursuant to
Section 8.6 with respect to any given patent family with the JPPLP Patent
Rights:

                (i) the licenses granted pursuant to Section 2.1 (to the extent such licenses relate to the affected patent family) and Section 3.1 (to the extent such JPPLP Know-How relates to such patent family within the JPPLP Patent Rights) shall terminate;

                (ii) Barrier shall promptly return to JPPLP all JPPLP Tangible Property relating solely to the affected patent family; and

                (iii) Barrier shall promptly return or have returned to JPPLP control of the prosecution of any JPPLP Patent Rights with such affected patent family it is prosecuting or having prosecuted pursuant to Sections 10.2 and 10.4.

            (d) Following termination of this Agreement by Barrier pursuant to
Section 13.3(a):

                (i) the licenses granted pursuant to Section 2.1 and Section 3.1 (to the extent such JPPLP Know-How relates to JPPLP Patent Rights) shall terminate;

                (ii) Barrier shall have the right to sell off, over the six (6) months immediately following such termination, any JPPLP Products in its inventory;

                (iii) Barrier shall promptly return to JPPLP all JPPLP Tangible Property relating solely to JPPLP Products; and

                (iv) Barrier shall promptly return or have returned to JPPLP control of the prosecution of any JPPLP Patent Rights it is prosecuting or having prosecuted pursuant to Sections 10.2 and 10.4.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (e) Following termination of this Agreement by Barrier pursuant to
Section 13.3(b) or by JPPLP pursuant to Section 8.3:

                (i) the licenses granted pursuant to Section 2.2 and Section 3.1 (to the extent such JPPLP Know-How relates to `096 Patent Rights) shall terminate;

                (ii) Barrier shall have the right to sell off, over the six (6) months immediately following such termination, any `096 Products in its inventory;

                (iii) Barrier shall return to JPPLP all JPPLP Tangible Property relating solely to `096 Products; and

                (iv) Barrier shall promptly return or have returned to JPPLP control of the prosecution of any `096 Patent Rights it is prosecuting or having prosecuted pursuant to Section 10.4.

            (f) Following termination of this Agreement by Barrier pursuant to
Section 13.3(c) or by JPPLP pursuant to Section 8.2:

                (i) the licenses granted pursuant to Section 2.4 and Section 3.1 (to the extent such JPPLP Know-How relates to Itraconazole Patent Rights) shall terminate; and

                (ii) Barrier shall have the right to sell off, over the six (6) months immediately following such termination, any Itraconazole Products in its inventory;

                (iii) Barrier shall promptly return to JPPLP all JPPLP Tangible Property relating solely to Itraconazole Products;

                (iv) Barrier shall assign any Drug Approval Application for an Itraconazole Product to JPPLP; and

                (v) Barrier shall promptly return or have returned to JPPLP control of the prosecution of any Itraconazole Patent Rights it is prosecuting or having prosecuted pursuant to Section 10.4.

            (g) Following termination of this Agreement by Barrier pursuant to
Section 13.3(d) or by JPPLP pursuant to Section 8.4:

                (i) the licenses granted pursuant to Section 3.2 shall terminate;

                (ii) Barrier shall have the right to sell off, over the six (6) months immediately following such termination, any Oxatomide Products in its inventory. and

                (iii) Barrier shall return to JPPLP all JPPLP Tangible Property relating solely to Oxatomide Products.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (h) Following termination of this Agreement by Barrier pursuant to
Section 13.3(e) or by JPPLP with respect to the Ketanserin Patent Rights pursuant to Section 8.5:

                (i) the licenses granted pursuant to Section 2.3 and Section 3.1 (to the extent such JPPLP Know-How relates to Ketanserin Patent Rights) shall terminate; and

                (ii) Barrier shall have the right to sell off, over the six (6) months immediately following such termination, any Ketanserin Products in its inventory;

                (iii) Barrier shall promptly return to JPPLP all JPPLP Tangible Property relating solely to the Ketanserin Product;

                (iv) Barrier shall assign any Drug Approval Application for an Ketanserin Product to JPPLP; and

                (v) Barrier shall promptly return or have returned to JPPLP control of the prosecution of any Ketanserin Patent Rights it is prosecuting or having prosecuted pursuant to Section 10.4.

            (i) Existing Sublicenses. Upon termination of this Agreement for any reason, Barrier agrees that it will assign to JPPLP all sublicense agreements entered into by Barrier and its sublicensees and JPPLP agrees to assume such assigned sublicenses, as long as the sublicensees are not in default. If a sublicensee is in default then JPPLP in its sole discretion may assume the defaulting sublicensee's sublicense. JPPLP will not be bound by duties or obligations contained in any such assigned sublicense that are not contained in this Agreement, nor will JPPLP be bound by duties or obligations extending beyond this Agreement.

         13.7 Expiration. Following expiration of this Agreement pursuant to
Section 13.1, Barrier shall have a fully paid-up, royalty-free license to the JPPLP IP Rights applicable to such Product in such country.

         13.8 Survival. Expiration or termination of this Agreement for any reason shall not release either party hereto from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, nor affect in any way the survival of any other right, duty or obligation of either party hereto which is expressly stated elsewhere in this Agreement to survive such expiration or termination.

                                   ARTICLE 14
                                 INDEMNIFICATION

         14.1 Indemnity by Barrier. Barrier shall defend, indemnify and hold JPPLP, its directors, officers and employees, harmless from and against any and all third party claims, suits, actions, or demands for liability, and any associated damages, losses, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) payable to third parties to the extent arising out of or resulting from the manufacture, use, handling, storage, sale, or other disposition of a Product by Barrier or its sublicensees or Affiliates.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

         14.2 Mutual Indemnity. Notwithstanding Section 14.1, each party ("Indemnifying Party") shall defend, indemnify and hold the other party and its directors, officers and employees harmless from and against any and all third party claims, suits, actions, or demands for liability, and any associated damages, losses, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) payable to third parties to the extent arising out of or resulting from the (i) negligence or willful misconduct of the Indemnifying Party, (ii) the inaccuracy of any representation, or (iii) the breach by the Indemnifying Party of any warranty, covenant or agreement contained in this Agreement.

         14.3 Conditions of Indemnification. In the event that any party hereunder seeks indemnification under this Article 14, such party shall: (a) promptly inform the indemnifying party of any claim, suit or demand threatened or filed, (b) permit the indemnifying party to assume direction and control of the defense of claims resulting therefrom (including the right to settle such claims at the sole discretion of the indemnifying party), and (c) cooperate as requested (at the expense of the indemnifying party) in the defense of such claims. The Indemnifying Party shall obtain the written consent of the indemnified party (which consent shall not be unreasonably withheld) prior to ceasing to defend, settling or otherwise disposing of any claim subject to indemnification if, as a result thereof, the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

         14.4 Limits of Indemnity. An indemnifying party's (including sublicensee's and Affiliate's) obligations under this Article 14 shall not extend to any claims, suits or demands for liability, damages, losses, costs and expenses to the extent that such arise from the indemnified party's failure to comply with the terms and conditions of this Agreement or arise from the negligence or willful misconduct of the indemnified party, its agents or employees.

         14.5 Insurance. Barrier hereby agrees that prior to first commencement of clinical trials or marketing of a Product, it shall obtain and thereafter maintain in full force and effect general liability and product liability insurance (which includes clinical trials) with a commercial insurance carrier, which policy shall have individual limits of Ten Million Dollars ($10,000,000) per occurrence and an aggregate limit of Ten Million Dollars ($10,000,000). JPPLP shall be named as an additional insured in such insurance policy. Barrier, upon request, agrees to provide JPPLP with a certificate of insurance evidencing its retention of such insurance coverage and any updates thereto. This insurance shall remain in effect until five (5) years from the termination of Barrier's development and/or sale of all Products.

         14.6 Survival of Indemnification Terms. The rights and obligations of Sections 14.1, 14.2, 14.3, 14.4, and 14.5 shall survive termination or expiration of this Agreement.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                   ARTICLE 15
                               DISPUTE RESOLUTION

         15.1 Arbitration. Subject to Section 15.2 below:

            (a) Except as set forth in Section 15.1(j) below, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to binding arbitration pursuant to the rules then pertaining of the CPR Institute for Dispute Resolution for Non-Administered Arbitration (available at www.cpradr.org/arb-rules.htm), or successor ("CPR"), except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in New Brunswick, New Jersey.

            (b) The panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals (or, by agreement, from another provider of arbitrators) each of whom is a lawyer with at least fifteen (15) years experience with a law firm or corporate law department of over twenty-five (25) lawyers or who was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than $5 million, and the aggregate damages sought by the counterclaimant are stated to be less than $5 million, and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be neutral, independent, disinterested, impartial and shall abide by The CPR-Georgetown Commission Proposed Model Rule for the Lawyer as Neutral available at www.cpradr.org/cpr-george.html.

            (c) The parties agree to cooperate (1) to attempt to select the arbitrator(s) by agreement within forty-five (45) days of initiation of the arbitration, including jointly interviewing the final candidates, (2) to meet with the arbitrator(s) within forty-five (45) days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than nine (9) months after selection of the arbitrator(s) and in the award being rendered within sixty (60) days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within forty-five (45) days after the conclusion of the hearings.

            (d) In the event the parties cannot agree upon selection of the arbitrator(s), the CPR will select arbitrator(s) as follows: CPR shall provide the parties with a list of no less than twenty-five (25) proposed arbitrators (fifteen (15) if a single arbitrator is to be selected) having the credentials referenced above. Within twenty-five (25) days of receiving such list, the parties shall rank at least sixty-five percent (65%) of the proposed arbitrators on the initial CPR list, after exercising cause challenges. The parties may then interview the five candidates (three if a single arbitrator is to be selected) with the highest combined rankings for no more than one hour each and, following the interviews, may exercise one peremptory challenge each. The panel will consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings. In the event these procedures fail to result in selection of the required number of arbitrators, CPR shall select the appropriate number of arbitrators from

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

among the members of the various CPR Panels of Distinguished Neutrals, allowing each side challenges for cause and three peremptory challenges each.

            (e) In the event the parties cannot agree upon procedures for discovery and conduct of the hearing meeting the schedule set forth in paragraph
(c) above, then the arbitrator(s) shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accord with the paragraph (c) schedule. The arbitrator(s) shall provide for discovery according to those time limits, giving recognition to the understanding of the parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the paragraph (c) schedule may be met [without difficulty]. In no event will the arbitrator(s), absent agreement of the parties, allow more than a total of ten days for the hearing or permit either side to obtain more than a total of forty (40) hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serve more than twenty (20) individual requests for documents, including subparts, or twenty (20) individual requests for admission or interrogatories, including subparts. Multiple hearing days will be scheduled consecutively to the greatest extent possible.

            (f) The arbitrator(s) must render their award by application of the substantive law of New York and are not free to apply "amiable compositeur" or "natural justice and equity," but shall apply, with respect to issues of patent law, U.S. federal law or other national law to the extent applicable. The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The arbitrator(s) shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award will be maintained in confidence.

            (g) In the event the panel's award exceeds $5 million in monetary damages or includes or consists of equitable relief, or rejects a claim in excess of that amount or for that relief, then the losing party may obtain review of the arbitrators' award or decision by a single appellate arbitrator (the "Appeal Arbitrator") selected from the CPR Panels of Distinguished Neutrals by agreement or, failing agreement within seven working days, pursuant to the selection procedures specified in paragraph (d) above. If CPR cannot provide such services, the parties will together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he or she can commit to rendering a decision within forty-five (45) days following oral argument as provided in this paragraph. Any such review must be initiated within thirty (30) days following the rendering of the award referenced in (f) above.

            (h) The Appeal Arbitrator will make the same review of the arbitration panel's ruling and its bases that the U.S. Court of Appeals of the Third Circuit would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the arbitration panel's award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator will consider only the arbitration panel's findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the parties, opening and reply briefs of the party pursuing the

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

review, and the answering brief of the opposing party, plus a total of no more than four (4) hours of oral argument evenly divided between the parties. The party seeking review must submit its opening brief and any reply brief within seventy-five (75) and one hundred thirty (130) days, respectively, following the date of the award under review, whereas the opposing party must submit its responsive brief within one hundred ten (110) days of that date. Oral argument shall take place within five (5) months after the date of the award under review, and the Appeal Arbitrator shall render a decision within forty-five (45) days following oral argument. That decision will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

            (i) The parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder (including after review by the Appeal Arbitrator where such an appeal is pursued). Should such court for any reason lack jurisdiction, any court with jurisdiction shall act in the same fashion.

            (j) Each party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

            (k) EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY
JURY.

            (l) EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES FROM THE OTHER.

            (m) EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER, SUBJECT TO INDEMNIFICATION OBLIGATIONS OF EACH PARTY.

            (n) EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS' FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.

         15.2 Mediation.


            (a) Except as provided in Section 15.2(f), any dispute, controversy or claim arising out of or related to this agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with The CPR Mediation Procedure then in effect of the CPR Institute for Dispute Resolution (CPR) available at www.cpradr.org/m_proced.htm, except where that procedure conflicts with these provisions, in which case these provisions control. The mediation shall be conducted in New Brunswick, New Jersey and shall be attended by a senior executive with authority to resolve the dispute from each of the operating companies that are parties.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

            (b) The mediator shall be neutral, independent, disinterested and shall be selected from a professional mediation firm such as ADR Associates or JAMS/ENDISPUTE or CPR.

            (c) The parties shall promptly confer in an effort to select a mediator by agreement. In the absence of such an agreement within ten (10) days of initiation of the mediation, the mediator shall be selected by CPR as follows: CPR shall provide the parties with a list of at least fifteen (15) names from the CPR Panels of Distinguished Neutrals. Each party shall exercise challenges for cause, two peremptory challenges, and rank the remaining candidates within five (5) working days of receiving the CPR list. The parties may together interview the three (3) top-ranked candidates for no more than one hour each and, after the interviews, may each exercise one peremptory challenge. The mediator shall be the remaining candidate with the highest aggregate ranking.

            (d) The mediator shall confer with the parties to design procedures to conclude the mediation within no more than forty-five (45) days after initiation. Under no circumstances may the commencement of arbitration under
Section 13.1 above be delayed more than forty-five (45) days by the mediation process specified herein absent contrary agreement of the parties.

            (e) Each party agrees not to intentionally use the period or pendency of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other or referred to during any subsequent proceedings.

            (f) Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

                                   ARTICLE 16
                                  MISCELLANEOUS

         16.1 Force Majeure. Any delays in or failures of performance by a party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God; acts, regulations, or laws or other actions of any government; strikes or other concerted acts of workers; fires; floods; explosions; riots; wars; rebellions; terrorist attacks and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

         16.2 Assignment. This Agreement, or any of the rights and obligations created herein, shall not be assigned or transferred, in whole or in part, by either party hereto without the prior written consent of the other party; provided, however, that Barrier and JPPLP each shall have the right to assign this Agreement or a portion hereof to any successor of all or substantially all of its business to which this Agreement or such portion hereof relates without written consent. JPPLP

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

and Barrier shall each have the right to assign this Agreement or a portion hereof to an Affiliate without prior written consent. Any attempted assignment or transfer of such rights or obligations without such consent, except as provided herein, shall be void.

         16.3 No Third party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than Barrier and JPPLP and their respective Affiliates, successors and permitted assigns and sublicensees.

         16.4 Waiver. The waiver by a party, whether express or implied, of any provisions of this Agreement, or of any breach or default of a party, shall not be construed to be a continuing waiver of such provision, or of any succeeding breach or default, or a waiver of any other provisions of this Agreement.

         16.5 Governing Law. All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the laws of the State of New York, USA, without regard to its choice or conflict of law principles.

         16.6 Unenforceable Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The parties shall replace such ineffective provision for such jurisdiction with a valid and enforceable provision which most closely approaches the idea, intent, purpose and practical economic benefit of this Agreement, and in particular, the provision to be replaced. If, after taking into account such ineffective provision, the parties are unable to realize the practical economic benefit contemplated on the Execution Date, the parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the parties on the Execution Date.

         16.7 Relationship Between the Parties. JPPLP and Barrier are independent contractors and shall not be deemed to be partners, joint venturers or each other's agents, and neither shall have the right to act on behalf of the other except as expressly provided hereunder or otherwise expressly agreed to in writing.

         16.8 Entire Agreement. It is the mutual desire and intent of the parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have in this Agreement and the Related License Agreement and the Securities Acquisition Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither party has made any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement and the Related License Agreement and the Securities Acquisition Agreement (i) constitute the entire agreement and understanding between the parties with respect to the matters contained herein and therein, and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement and the Related License Agreement and the Securities Acquisition Agreement, and (ii) supersede all previous understandings, agreements

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

and representations between the parties, written or oral relating to the subject matter hereof. The parties hereto may from time to time during the continuance of this Agreement modify, vary or alter any of the provisions of this Agreement, but only by written agreement of all parties hereto.

         16.9 Notices. All communications, reports, payments, and notices required by this Agreement shall be addressed to the parties at their respective addresses set forth below or to such other address as requested by a party by notice in writing to the other party.

         If to Barrier:  Barrier Therapeutics, Inc.
                         Attention: President
                         1 Stults Drive
                         Plainsboro, New Jersey  08536

                         With a copy to:

                         Morgan, Lewis & Bockius LLP
                         Attention: Steven M. Cohen, Esq.
                         502 Carnegie Center
                         Princeton, New Jersey  08540

         If to JPPLP:    Janssen Pharmaceutica, Inc.
                         General Partner of Janssen Pharmaceutica Products, L.P.
                         Attention: President
                         1125 Trenton-Harbourton Road
                         Titusville, NJ  08628

                         With a copy to:

                         Chief Patent Counsel
                         Johnson & Johnson
                         One Johnson & Johnson Plaza
                         New Brunswick, New Jersey  08933

         All such notices, reports, payments, and communications shall be made by first class mail, postage prepaid, return receipt requested or overnight delivery and shall be considered made as of the date of receipt.

         16.10 Recordation of this Agreement. It is understood and acknowledged by both parties to this Agreement that certain Foreign Countries may require that this Agreement be recorded or approved in such countries. Accordingly, at its sole expense, Barrier or its sublicensees or Affiliates shall, if required by applicable law, promptly cause this Agreement to be recorded and, if required by applicable law, use commercially reasonable efforts to have this Agreement approved in any such Foreign Country in which Barrier or its sublicensees or Affiliates market Products pursuant to this Agreement.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

         16.11 Headings. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

         16.12 Advice of Counsel. JPPLP and Barrier have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

         16.13 Condition on Closing of Series B. The rights and obligations of the parties under Article 2 and Article 3, including without limitation, the license grants of JPPLP IP Rights to Barrier and the transfer of JPPLP Tangible Property, shall be subject to the satisfaction, on or prior to the Closing Date of completing and closing a capital financing transaction in one or more closings in which (i) the aggregate cash proceeds received by Barrier equal or exceed twenty-three million dollars ($23,000,000) and (ii) Barrier obtains firm commitments for at least an additional twenty-three million dollars ($23,000,000), which commitments are not subject to any milestones or conditions precedent (for purposes of both (i) and (ii) above, excluding any investments made by JPPLP or Johnson & Johnson Development Corporation or any other Affiliate of JPPLP) and pursuant to which Barrier will issue fully paid and non-assessable shares of Series B Convertible Preferred Stock in accordance with the terms set forth in the Amended and Restated Certificate of Incorporation in substantially the form attached to the Securities Acquisition Agreement as Exhibit B.

         16.14 Public Announcements. Neither party will make any public announcement which either (i) names or otherwise identifies the other party, its Affiliates, or their products or (ii) relates to an Itraconazole Product, an Oxatomide Product or a Ketanserin Product without first giving the other party at least three (3) business days to review and comment on such public announcement. Subject to any Commercialization or Itraconazole Agreements that are entered into between Barrier and JPPLP and/or an Affiliate of JPPLP, until the earlier of Barrier's initial public offering or the fifth (5th) anniversary of the Execution Date, neither party will make any public announcement regarding Licensed Products (other Ketanserin Products, Oxatomide Products and any Licensed Product for which JPPLP has received all notices required to be delivered pursuant to Section 7) without giving the other party at least three
(3) business days to review and comment on such public announcement.

         16.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.

                        JANSSEN PHARMACEUTICA PRODUCTS, L.P.

                        By:  /s/ Alex Gorsky
                             ---------------------------------------------------
                             Name:   Alex Gorsky
                             Title: President, Janssen Pharmaceutica, Inc., General Partner of Janssen Phamaceutica
                             Products, L.P.

                                 Date:



                        ORTHO-MCNEIL PHARMACEUTICAL, INC.

                        By:  /s/ Seth Fischer
                             ---------------------------------------------------
                             Name: Seth Fischer
                             Title:

                             Date:


                        BARRIER THERAPEUTICS, INC.

                        By:  /s/ Geert Cauwenbergh
                             ---------------------------------------------------
                             Name:   Geert Cauwenbergh
                             Title:  President and CEO
                             Date:   May 6, 2002


                SIGNATURE PAGE TO INTELLECTUAL PROPERTY TRANSFER
                             AND LICENSE AGREEMENT

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                  SCHEDULE 1.1

                               `096 PATENT RIGHTS

(1)      U.S. Patent No. 6,147,096
(2)      U.S. Patent Application No. 09/669002
(3)      Australian Patent Application No. 27888/99
(4)      Canadian Patent Application No. 2321559
(5)      European Patent Application No. 99908456.9
(6)      Japanese Patent Application No. 533434/00

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                  SCHEDULE 1.19

                           ITRACONAZOLE PATENT RIGHTS

(1)      U.S. Patent Application No. 09/194,480
(2)      Argentinean Patent Application No. P970102113
(3)      Australian Patent No. 722101
(4)      Brazilian Patent Application No. PI9706897-7
(5)      Bulgarian Patent Application No. 102532
(6)      Canadian Patent Application No.  2240161
(7)      Chilean Patent Application No. 937-97
(8)      Chinese Patent Application No. 97191764.7
(9)      Croatian Patent Application No. P970270A
(10)     Czech Republic Patent Application No. PV1885-98
(11)     Estonian Patent Application No. P9800304
(12)     European Patent Application No. 97923915.9
(13)     Eurasian Patent No. 001219
(14)     Hong Kong Patent Application No. 99102947.2
(15)     Hungarian Patent Application No. P9901620
(16)     Indian Patent Application No. 1316/Del/97
(17)     Indonesian Patent Application No. P971648
(18)     Israeli Patent Application No. 124935
(19)     Japanese Patent Application No. 541501/97
(20)     Korean Patent Application No. 98-701493
(21)     Malaysian Patent Application No. PI97002173
(22)     Mexican Patent Application No. 985418
(23)     New Zealand Patent No. 330739
(24)     Norwegian Patent Application No. 19982599
(25)     Pakistani Patent Application No. 0400/97
(26)     Philippines Patent Application No. 56464
(27)     Polish Patent Application No. P330931
(28)     Russian Patent No. 001219
(29)     Singapore Patent No. 54659
(30)     Slovak Republic Patent Application No. PV0848-98S
(31)     South African Patent No. 97/4338
(32)     Sri Lankan Patent No. 11555
(33)     Taiwanese Patent Application No. 86106621
(34)     Thailand Patent Application No. 037393
(35)     Turkish Patent Application No. 98/01225
(36)     Ukrainian Patent Application No. 98063220
(37)     Vietnamese Patent Application No. S1998 0600
(38)     Zambian Patent No. 13/97
(39)     Zimbabwe Patent No. 36/97

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                  SCHEDULE 1.20

            EXCLUDED PHARMACEUTICAL PRODUCTS CONTAINING ITRACONAZOLE

(1)      Sproranox(R) (itraconazole) capsules
(2)      Sproranox(R) (itraconazole) oral solution
(3)      Sproranox(R) (itraconazole) injectable

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                  SCHEDULE 1.25

                               JPPLP PATENT RIGHTS


[**]

(1)  U.S. Patent No. 4,888,426
(2)  Canadian Patent No. 1257258
(3)  South African Patent No. 84/9331

[**]

(1)  U.S. Patent No. 4,835,161
(2)  Algeria Patent Application No. 014-87
(3)  Australian Patent No. 583706
(4)  Austrian Patent No. 0,232,937
(5)  Belgium Patent No. 0,232,937
(6)  Canadian Patent No. 1327579
(7)  China Patent No. 22348
(8)  Cyprus (Greek) Patent No. 1865
(9)  Czech Republic Patent Application No. PV 3825-91
(10) Denmark Patent No. PR173674
(11) European Patent No. 0,232,937
(12) France Patent No. 0,232,937
(13) Germany Patent No. 0,232,937
(14) Great Britain Patent No. 0,232,937
(15) Greece Patent No. 3,006,158
(16) Hong Kong Patent No. 1146/1995
(17) Hungary Patent No. 201,067
(18) Ireland Patent No 60885
(19) Israel Patent No. 81448
(20) Italy Patent No. 0,232,937
(21) Japanese Patent No. 2,063,263
(22) Japanese Div. Patent No. 2,106,458
(23) Korea Patent No. 95675
(24) Lebanon Application No. 4 (Granted)
(25) Luxemburg Patent No. 0,232,937
(26) Mexico Patent No. 181,323
(27) Morocco Patent No. 20868
(28) Netherlands Patent No. 0,232,937

(29) New Zealand Patent No. 2,19165
(30) Philippines Patent No. 24738
(31) Portugal Patent No. 84234
(32) Romania Patent No. 2162T
(33) Singapore Patent No. 9591110-3
(34) South Africa Patent No. 87/0744
(35) Spain Patent No. 0,232,937
(36) Sweden Patent No. 0,232,937
(37) Switzerland Patent No. 0,232,937
(38) Taiwan Patent No. 33293
(39) Thailand Patent No. 5228
(40) Tunisia Patent No. 15827
(41) Zambia Patent No. 12/87
(42) Zimbabwe Patent No. 20/87

[**]

(1)  US Patent No. 4859684
(2)  Australia Patent No 592064
(3)  Austria Patent No. 0260744
(4)  Belgium Patent No 0260744
(5)  Bermuda Patent No 115
(6)  Brazil Patent No. P111011052-5
(7)  Bulgaria Patent No. 61321
(8)  Canada Patent No. 1323366
(9)  China Patent No. 21105
(10) Congo, Democratic Rep. Patent No 87/3082
(11) Cyprus Patent No. 1803
(12) Czech Republic Application No PV 3826-91
(13) Denmark Application No. 47944/87
(14) EPO Patent No 0260744
(15) Finland Patent No 87781
(16) France Patent No 0260744
(17) Germany Patent No. 0260744
(18) Great Britain Patent No. 0260744
(19) Greece Patent No. 300841
(20) Hong Kong Patent No. 1236/1994
(21) Hungary Patent No. 198039
(22) Ireland Patent No. 60514
(23) Israel Patent No. 83892
(24) Italy Patent No. 0260744
(25) Jamaica
(26) Japan Patent No. 1875175
(27) Korea S. Patent No. 112888

(28) Korea S. Patent No. 113185
(29) Latvia Patent No. 5029
(30) Latvia Patent No. 5770
(31) Lithuania Patent No. 2087
(32) Luxembourg Patent No. 0260744
(33) Mexico Patent No. 176863
(34) Netherlands Patent No. 0260744
(35) New Zealand Patent No 221729
(36) Norway Patent No. 167202
(37) Panama Patent No. 080423
(38) Philippines Patent No. 25022
(39) Portugal Patent No. 85692
(40) Russia Patent No. 1662350
(41) Singapore Patent No. 1189/94
(42) Slovak Republic Application No. PV3826-91
(43) South Africa Patent No. 87/6681
(44) Spain Patent No. 0260744
(45) Swaziland
(46) Sweden Patent No. 0260744
(47) Switzerland Patent No. 0260744
(48) Taiwan Patent No. 35208
(49) Tanganyika Patent No. 2507/1994
(50) Thailand Patent No. 10387
(51) Trinidad & Tobago Patent No. 69/1994
(52) Ukraine Patent No. 2706
(53) Zanzibar Patent No. P11/1994

[**]

(1)  US Patent No. 5342957
(2)  US Patent No. 5420147
(3)  US Patent No. 5500435
(4)  US Patent No. 5157046
(5)  Australia Patent No. 630579
(6)  Australia Patent No. 623454
(7)  Austria Patent No. 0371559
(8)  Belgium Patent No. 0371559
(9)  Canada Patent No. 2002859
(10) Denmark Patent Application No. 599/89
(11) EPO Patent Application No 9420065 1
(12) EPO Patent No 0371559
(13) France Patent No. 0371559
(14) Germany Patent No. 0371559
(15) Great Britain Patent No. 0371559
(16) Greece Patent No. 3014505

(17) Hong Kong Patent No. 1148/1995
(18) Ireland Patent No. 63877
(19) Ireland Patent Application 960033
(20) Israel Patent No. 92487
(21) Italy Patent No. 0371559
(22) Japan Patent No. 2752200
(23) Japan Patent No. 2912596
(24) Luxembourg Patent No. 0371559
(25) Netherlands Patent No. 0371559
(26) New Zealand Patent No. 231405
(27) Portugal Patent No. 92449
(28) Singapore Patent No. 9591108-7
(29) South Africa Patent No. 89/9074
(30) Spain Patent No. 0371559
(31) Sweden Patent No. 0371559
(32) Switzerland Patent No. 0371559

[**]

(1)  U.S. Patent No. 5654293
(2)  Australian Patent No. 683865
(3)  Austria Patent No. 0680328
(4)  Belgium Patent No. 0680328
(5)  Canadian Patent Application No. 2153681
(6)  Chinese Patent Application No. 94190982.4
(7)  Cyprus (Greek) Patent No. 98/00008
(8)  Denmark Patent No. 0680328
(9)  European Patent No. 0680328
(10) Finland Patent Application No 953505
(11) France Patent No. 0680328
(12) Great Britain Patent No. 0680328
(13) Germany Patent No 0680328
(14) Greek Patent No. 0680328
(15) Hong Kong Patent No. HK1005999
(16) Hungary Patent No. P9501959
(17) Ireland Patent No E71389
(18) Italy Patent No. 0680328
(19) Japanese Patent Application No. 516627/94
(20) Korea Patent No. 300525
(21) Luxemburg Patent No. 0680328
(22) Netherlands Patent No. NL0680329
(23) New Zealand Patent No. 259866
(24) Portugal Patent No. 0680328

(25) Russia Patent No. 2126256
(26) Singapore Patent No. 55707
(27) Spain Patent No. 0680328
(28) Sweden Patent No. 0680328
(29) Switzerland Patent No 0680328

[**]

(1)  U.S. Patent No. 5,707,977
(2)  Argentinean Patent No. AR254871M
(3)  Australian Patent No. 688455
(4)  Austria Patent No. 0741737
(5)  Belgium Patent No. 0741737
(6)  Canadian Patent Application No. 2179640
(7)  Chilean Patent No. 40639
(8)  Chinese Patent No. ZL95191237
(9)  Czech Republic No. 288544
(10) Denmark Patent No. 074137
(11) European Patent No. 0741737
(12) Finland Patent Application Patent No. 962947
(13) France Patent No. 0741737
(14) Germany Patent No. 0741737
(15) Great Britain 0741737
(16) Greece Patent No. 3032550
(17) Hungarian Patent Application No. P9602008
(18) Indian Patent Application No. 19/Cal/95
(19) Indonesian Patent No. ID0004127
(20) Ireland Patent No. 0741737
(21) Israeli Patent No. 112413
(22) Italy Patent No. 0741737
(23) Japanese Patent Application No. 519337/95
(24) Korean Patent Application No. 96-703394
(25) Latvia Patent No. 12634
(26) Lithuania Patent No. 0741737
(27) Luxemburg 0741737
(28) Malaysian Patent No. MY-111814
(29) Mexican Patent No. 194937
(30) Netherlands Patent No. 0741737
(31) New Zealand Patent No. 278882
(32) Norwegian Patent No. 308412
(33) Philippines Patent No. 31664
(34) Polish Patent No. 181947
(35) Portugal Patent No. 0741737
(36) Russian Patent No. 2156764

(37) Singapore Patent Application No. 9609270-5
(38) Slovak Republic Patent No. 282059
(39) Slovenia Patent No. 0741737
(40) South African Patent No. 95/0521
(41) Spain Patent No. 0741737
(42) Sweden Patent No. 0741737
(43) Switzerland Patent No. 0741737
(44) Taiwanese Patent No. 110377
(45) Thailand Patent Application No. 025229

[**]

(1)  U.S. Patent No. 5994376
(2)  U.S. Patent Application No. 09/362007
(3)  Argentinean Patent Application No. P96102076
(4)  Australian Patent No. 702947
(5)  Austria Patent No. 0819122
(6)  Belgium Patent No. 0819122
(7)  Canadian Patent Application No. 2216653
(8)  Chilean Patent Application No. 545-96
(9)  Chinese Patent No. 70396
(10) Czech Republic Patent Application No. PV3149-97
(11) Denmark Patent No. 0819122
(12) European Patent No. 0819122
(13) Finland Patent No. 0819122
(14) France Patent No. 0819122
(15) Germany Patent No. 0819122
(16) Great Britain Patent No. 0819122
(17) Greece Patent No. 0819122
(18) Hong Kong Application No. 98108913.0
(19) Hungarian Patent Application No. P9801575
(20) Indian Patent Application No. 588/Cal/96
(21) Indonesian Patent Application No. P960883
(22) Ireland Patent No. 0819122
(23) Israeli Patent Application No. 117807
(24) Italy Patent No. 0819122
(25) Japanese Patent Application No. 529959/96
(26) Korean Patent Application No. 97-706853
(27) Luxemburg Patent No. 0819122
(28) Malaysian Patent Application No. PI96001300
(29) Mexican Patent Application No. 977652
(30) Netherlands Patent No. 0819122
(31) New Zealand Patent No. 304877
(32) Norwegian Patent Application No. 19974602

(33) Pakistani Patent Application No. 135420
(34) Philippines Patent Application No. 52777
(35) Polish Patent Application No. P322654
(36) Portugal Patent No. 0819122
(37) Singapore Patent No. 46057
(38) Slovenia Patent No. 0819122
(39) South African Patent No. 96/2754
(40) Spain Patent No. 0819122
(41) Sweden Patent No. 0819122
(42) Switzerland Patent No. 0819122
(43) Taiwanese Patent Application No. 094753
(44) Thailand Patent Application No. 030766
(45) Zambian Patent Application No. 9/96
(46) Zimbabwe Patent No. 39/96

[**]

(1)  U.S. Patent No. 5952510
(2)  Argentinean Patent No.AR003412B1
(3)  Australian Patent No. 703235
(4)  Canadian Patent Application No. 216546
(5)  Chilean Patent No. 40568
(6)  Chinese Patent No. 70395
(7)  European Patent Application No. 96909151.1
(8)  Indian Patent Application No. 589/Cal/96
(9)  Indonesian Patent Application No. P960882
(10) Israeli Patent No. 117808
(11) Japanese Patent Application No. 529960/96
(12) Korean Patent Application No. 97-706854
(13) Malaysian Patent Application No. PI96001293
(14) Philippines Patent Application No. 52778
(15) South African Patent No. 96/2755
(16) Taiwanese Patent No. 129162
(17) Thailand Patent Application No. 030767

[**]

(1)  U.S. Patent Application No. 09/624966
(2)  U.S. Patent No. 6124330
(3)  Argentinean Patent Application No. P97012822
(4)  Australian Patent No. 711575
(5)  Brazil Patent Application No. PI9710002-1

(6)  Bulgaria Patent Application No. 103013
(7)  Canadian Patent Application No. 2258165
(8)  Chilean Patent Application No. 1264-97
(9)  Chinese Patent Application No. 97195865.3
(10) Czech Republic Application No. PV4231-98
(11) European Patent Application No. 97930378.1
(12) Estonia Patent Application No. P199800437
(13) Hong Kong Patent Application No. 99103546.5
(14) Hungary Patent Application No. P9902138
(15) Indian Patent Application No. 1528/Del/99
(16) Indonesian Patent Application No. P-972217
(17) Israeli Patent No. 127740
(18) Japanese Patent Application No. 502321/98
(19) Korean Patent Application No. 98-709764
(20) Malaysian Patent Application No. PI97002859
(21) Mexican Patent Application No. 990083
(22) New Zealand Application Patent No. 333382
(23) Norwegian Patent Application No. 19986017
(24) Pakistani Patent Application No. 0434/97
(25) Philippines Patent Application No. 57056
(26) Polish Patent Application No. P330816
(27) Russia Patent Application 99101902
(28) Singapore Patent No. 60575
(29) Slovak Republic Patent Application No. PV1781-98
(30) South African Patent No. 97/5698
(31) Sri Lanka Patent No. 11567
(32) Taiwanese Patent Application No. 86108726
(33) Thailand Patent Application No. 038101
(34) Turkey Patent No. TR1998 0270
(35) Ukraine Patent Application No 98116146/M

[**]

(1)  U.S. Patent No. 6,051,718
(2)  Argentinean Patent Application No. P970104528
(3)  Australian Patent No. 719561
(4)  Brazil Patent Application P19712256-4
(5)  Bulgaria Patent Application 103220
(6)  Canadian Patent Application No. 2267322
(7)  Chilean Patent No. 40577
(8)  Chinese Patent Application No. 97198460.3
(9)  Czech Republic Application No. PV1028-99
(10) European Patent Application No. 97910380.1

(11) Estonia Patent Application PCT/EP97/05322
(12) Hong Kong Patent Application No. 99105520.0
(13) Hungarian Patent Application No. P9904063
(14) Indian Patent Application No. 2649/Del/97
(15) Israeli Patent Application No. 129298
(16) Japanese Patent No. 3068208
(17) Korean Patent Application No. 99-7001204
(18) Malaysian Patent Application No. PI97004600
(19) Mexican Patent Application No. 993139
(20) Netherlands Patent Application No. 334971
(21) Norwegian Patent Application No. 19991560
(22) Philippines Patent Application No. 58009
(23) Polish Patent Application No. P332573
(24) Russian Patent Application No. 99109032
(25) Singapore Patent No. 61363
(26) Slovak Republic Patent Application No. PV0344-99S
(27) South African Patent No. 97/8809
(28) Sri Lanka Patent No. 11613
(29) Taiwanese Patent No. 125378
(30) Thailand Patent Application No. 039931
(31) Turkey Patent Application No. 1999/00732
(32) Ukraine Patent Application No. 99031702

[**]

(1)  U.S. Patent No. 6262052
(2)  U.S. Patent Application No. 09/848989
(3)  Argentinean Patent Application No. P980100583
(4)  Australian Patent No. 725302
(5)  Brazil Patent Application No. PI9809744
(1)  Bulgarian Patent Application No. 103171
(6)  Canadian Patent Application No. 2262791
(7)  Chilean Patent Application No. 1998-217
(8)  Chinese Patent Application No. 98801135.2
(9)  Czech Republic Application No. PV2835-99
(10) European Patent Application No. 98908064.3
(11) Estonia Patent Application No. P199900100
(12) Hungary Patent Application No. P0001050
(13) Indian Patent Application No. 309/Del/98
(14) Indonesian Patent Application No. W-990505
(15) Israeli Patent Application No. 128513
(16) Japanese Patent Application No. 533763/98
(17) Korean Patent Application No. 99-7001983
(18) Malaysian Patent Application No. PI98000513

(19) Mexican Patent Application No. 992021
(20) New Zealand Application No. 334477
(21) Norwegian Patent Application No. 19990484
(22) Pakistani Patent Application No. 0145/98
(23) Philippines Patent Application No. 1-1998-00225
(24) Polish Patent Application No. P332008
(25) Russia Patent Application 99106585
(26) Singapore Patent No. 63928
(27) Slovak Republic Patent Application No. PV1059-99S
(28) South African Patent No. 98/1079
(29) Sri Lanka Patent No. 11623
(30) Taiwanese Patent Application No. 87101662
(31) Thailand Patent Application No. 042177
(32) Turkey Patent Application 1999/00584
(33) Ukraine Patent Application No 99020835

[**]

(1)  U.S. Patent Application No. 09/462588
(2)  Argentinean Patent Application No. P980103376
(3)  ARIPO Patent Application No. AP/P/00/01730
(4)  Australian Patent Application No. 88576/98
(5)  Brazil Patent Application No. P19811679-7
(6)  Bulgarian Patent Application No. 103982
(7)  Canadian Patent Application No. 2295090
(8)  Chilean Patent Application No. 1998-1475
(9)  Chinese Patent Application No. 98806983.0
(10) Colombian Patent Application No. 98048803
(11) Croatian Patent Application No. P2000007A
(12) Czech Republic Application No. PV4637-99
(13) European Patent Application No. 98940160.9
(14) Estonia Patent Application No. P200000020
(15) Eurasian Patent Application No. 2000001 16
(16) Georgian Patent Application No. AP199800781
(17) Hong Kong Patent Application No. 01103123.3
(18) Hungary Patent Application No. P0004459
(19) Indian Patent Application No. 1911/Del/98
(20) Indonesian Patent Application No. W-20000032
(21) Israeli Patent Application No. 133919
(22) Japanese Patent Application No. 508129/99
(23) Korean Patent Application No. 99-7012503
(24) Malaysian Patent Application No. PI98003075
(25) Mexican Patent Application No. 0000453
(26) New Zealand Patent No. 501982

(27) Norwegian Patent Application No. 20000114
(28) Pakistani Patent Application No. 0712/98
(29) Philippines Patent Application No. 01719
(30) Polish Patent Application No.P338009
(31) Singapore Patent Application No. 9906064-2
(32) Slovak Republic Patent Application No. PV1841-99S
(33) South African Patent No. 986160
(34) Sri Lanka Patent No. 11945
(35) Taiwanese Patent Application No. 87110868
(36) Thailand Patent Application No. 044852
(37) Turkey Patent Application 2000/00154
(38) Ukraine Patent Application No 2000010162
(39) Uzbekistan Patent Application No. IAP20000086.2
(40) Vietnam Patent Application No. S19991098

[**]

(1)  U.S. Patent Application No. 09/647668
(2)  Argentinean Patent Application No. P99101489
(3)  Australia Patent Application No. 31474/99
(4)  Brazil Patent Application No. PI9909326-0
(5)  Bulgarian Patent Application No. 104718
(6)  Canadian Patent Application No. 2326045
(7)  Chinese Patent Application No. 99804737.6
(8)  Croatian Patent Application No. P20000619A
(9)  Czech Republic Application No. PV2000-3338
(10) European Patent Application No. 99913302.8
(11) Estonia Patent Application No. P200000569
(12) Eurasian Patent Application No. 200001009
(13) Hong Kong Patent Application No. 01103462.2
(14) Hungary Patent Application No. PCT/EP99/02045
(15) Indian Patent Application No. IN/PCT/2000,00287/Mum
(16) Indonesian Patent Application No. W-20001941
(17) Israeli Patent Application No. 138745
(18) Japanese Patent Application No. 541166/00
(19) Korean Patent Application No. 10-2000-700857
(20) Malaysian Patent Application No. PI99001169
(21) Mexican Patent Application No. 009632
(22) New Zealand Patent Application No. 507022
(23) Norwegian Patent Application No. 20004906
(24) Philippines Patent Application No. 1-1999-00396
(25) Polish Patent Application No.P343194
(26) Singapore Patent Application No. 200004186-3
(27) Slovak Republic Patent Application No. PV1387-2000S

(28) South African Patent Application No. 2000/6190
(29) Taiwanese Patent Application No. 88104881
(30) Turkey Patent Application 2000/02801
(31) Ukraine Patent Application No 2000105769
(32) Vietnam Patent Application No. S20000963

[**]

(1)  U.S. Patent Application No. 09/868535
(2)  Argentinean Patent Application No. P990106513
(3)  Australia Patent Application No. 30412/00
(4)  Brazil Patent Application No. pi9916371-3
(5)  Bulgarian Patent Application No. 105546
(6)  Canadian Patent Application No. 2355939
(7)  Chilean Patent Application No. 1999-3017
(8)  Chinese Patent Application No. 99814705.2
(9)  Colombian Patent Application No. 99-079021
(10) Croatian Patent Application No. PCT/EP99/10176
(11) Czech Republic Application No. PV2001-2069
(12) Egypt Patent Application No. 1626/99
(13) European Patent Application No. 99964625.0
(14) Estonia Patent Application No. PCT/EP99/10176
(15) Eurasian Patent Application No. 200100681
(16) Hungary Patent Application No. PCT/EP99/10176
(17) Indian Patent Application No. IN/PCT/2001,00441/MUM
(18) Indonesian Patent Application No. W00200101298
(19) Israeli Patent Application No. 143767
(20) Japanese Patent Application No. 2000-589540
(21) Korean Patent Application No. 10-2000-7005016
(22) Lebanon Patent Application No. 45765
(23) Malaysian Patent Application No. PI99005537
(24) Mexican Patent Application No. PA/A2001/006244
(25) New Zealand Patent Application No. 512870
(26) Norwegian Patent Application No. 20012710
(27) Pakistan Patent Application No. 1066/99
(28) Philippines Patent Application No. 1-1999-03154
(29) Polish Patent Application No.348295
(30) Saudi Arabian Patent Application No. 00210113
(31) Singapore Patent Application No. 200102305-0
(32) Slovak Republic Patent Application No. PV0814-2001
(33) South African Patent Application No. 2001/4977
(34) Sri Lanka Patent Application No. 12414
(35) Taiwanese Patent Application No. 8812194
(36) Thailand Patent Application No. 054634

(37) Turkey Patent Application 2001/01711
(38) Ukraine Patent Application No 2001064351
(39) Venezuela Patent Application No. 2625-99
(40) Vietnam Patent Application No. 1-2001-00337

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                  SCHEDULE 1.27

                             JPPLP TANGIBLE PROPERTY

(1)      Information relating to dipsibamycin [**]

(2)      Information relating to guanidine antibacterials

(3) Pursuant to and as set forth in Section 7.4 of the Agreement, copies of all formulation and manufacturing procedures, and any analytical methods that have been developed that are necessary for Barrier to manufacture Itraconazole Products and Oxatomide Products itself, or through a third party.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                  SCHEDULE 1.28

                            KETANSERIN PATENT RIGHTS

[**]

(1)      U.S. Patent No. 4522945
(2)      France Patent No 0013612
(3)      Italy Patent No. 0013612
(4)      Mexico Patent No. 176762
(5)      Mexico Application No 12279
(6)      Mexico Patent No 173179
(7)      Mexico Patent No 170821
(8)      Portugal Patent No. 087847
(9)      Portugal Patent No. 087848
(10)     Portugal Patent No. 087849
(11)     Portugal Patent No. 087850

[**]

(1)      US Patent No. 4874765
(2)      Australia Patent No. 610082
(3)      Austria Patent 0268309
(4)      Belgium Patent No. 0268309
(5)      Canada Patent No. 1302271
(6)      Denmark Patent Application 4951/87
(7)      EPO Patent No. 0268309
(8)      France Patent No. 0268309
(9)      Germany Patent No. 0268309
(10)     Great Britain Patent No 0268309
(11)     Greece  Patent No 3022390
(12)     Ireland Patent No. 81148
(13)     Israel Patent No. 83956
(14)     Italy Patent No. 0268309
(15)     Japan Patent No. 1927491
(16)     Korea Patent No. 97606
(17)     Luxembourg Patent No. 0268309
(18)     Mexico Patent Application No. 931108
(19)     Netherlands Patent No. 0268309
(20)     New Zealand  Patent No. 221880
(21)     Philippines Patent No. 23694
(22)     Portugal Patent No. 85766
(23)     Singapore Patent No. 47757
(24)     South Africa Patent No. 87/7084
(25)     Spain Patent No. 0268309

(26)     Sweden Patent No. 0268309
(27)     Switzerland Patent No. 0268309

[**]

(1)      USA Patent No. 5612347
(2)      Austria Patent No. 0335442
(3)      Belgium Patent No. 0335442
(4)      Canada Patent No. 1331140
(5)      Denmark Patent Application No. 1465/89
(6)      EPO Patent No. 0335442
(7)      France Patent  No 0335442
(8)      Germany Patent No 0335442
(9)      Great Britain Patent No. 0335442
(10)     Greece Patent No. 3019926
(11)     Ireland Patent No. 73206
(12)     Israel Patent No. 89749
(13)     Italy Patent No. 0335442
(14)     Japan Patent No. 2747317
(15)     Luxembourg Patent No. 0335442
(16)     Netherlands Patent No. 0335442
(17)     New Zealand Patent No. 228447
(18)     Philippines Patent No. 26635
(19)     Portugal Patent No. 90134
(20)     South Africa Patent No. 89/2231
(21)     Spain Patent No. 0335422
(22)     Sweden Patent No. 0335422
(23)     Switzerland Patent No. 0335422

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                 SCHEDULE 5.1(b)

                           BARRIER EXCLUSIVE COMPOUNDS

[**]

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                                  SCHEDULE 6.1

                   LICENSE AGREEMENT FOR ITRACONAZOLE PRODUCTS

      This agreement (this "Agreement") is made by and between Janssen Pharmaceutica Products, L.P., a New Jersey limited partnership having a principal place of business at 1123 Trenton-Harbourton Road, Titusville, New Jersey 08628 or an Affiliate (hereinafter referred to as "JPPLP") and Barrier Therapeutics, Inc., a Delaware corporation having an address at 1 Stults Drive, Plainsboro, New Jersey 08536 (hereinafter referred to as "Barrier").

      WHEREAS, JPPLP and Barrier have previously entered into that certain Intellectual Property Transfer and License Agreement having an Execution Date of May ___, 2002 (the "Janssen Agreement"); and

      WHEREAS, pursuant to the Janssen Agreement, JPPLP was granted an option to enter into an agreement with respect to certain products containing itraconazole; and

      WHEREAS, JPPLP has exercised its option.

      NOW, THEREFORE, in consideration of the above premises and the covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      As used in this Agreement, the following terms, when used with initial capital letters, shall have the following meanings, and the singular shall include the plural and vice-versa. Certain defined terms, generally used in exclusively one article hereof, are not defined in this Article 1.

      1.1 "Adverse Event" or "AE" shall mean any undesirable event or experience associated with the use, or following administration, of a pharmaceutical or biological drug product, whether or not considered related to or caused by the product, including such an event or experience that occurs:

            (a) in the course of the use of the product in professional practice;

            (b)   from overdose whether accidental or intentional;

            (c)   from abuse; or

            (d)   from withdrawal.

      1.2 "Affiliate" shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with a party to this Agreement, and for such purpose of this

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


definition, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management or the policies of the entity, whether through the ownership of voting securities, by contract, or otherwise. The direct or indirect ownership of greater than fifty percent (50%) of the voting securities of a business entity or an interest in the assets, profits, or earnings of a business entity shall be deemed to constitute control of the business entity. Notwithstanding the foregoing, Barrier shall not be considered an Affiliate of JPPLP for purposes of this Agreement.

      1.3 "Barrier Know-How" shall mean all know-how, Information, trade secrets, experience, data, formulae, processes or procedures, excluding the Barrier Patent Rights and excluding the JPPLP Know-How, owned or Controlled by Barrier as of the Effective Date of this Agreement relating to Itraconazole Products.

      1.4 "Barrier Patent Rights" shall mean the rights, other than the Itraconazole Patent Rights, granted by any governmental authority under a Patent owned or Controlled by Barrier which covers a method, apparatus, material or manufacture relating to Itraconazole Products, which Patent is owned or Controlled by Barrier during the term of this Agreement.

      1.5 "Barrier Tangible Property" shall mean a copy of all items set forth on Schedule 1.5.

      1.6 "cGMP" shall mean the then current Good Manufacturing Practices as promulgated by the FDA or the applicable foreign equivalent.

      1.7 "Control" or "Controlled" shall mean the right to grant a license or sublicense to intangible property rights (including patent rights, know-how and/or trade secret information) not in violation of the terms of any pre-existing agreement or other arrangement with any third party. "Control" or "Controlled" expressly includes the right of ownership, in whole or in part. For the purposes of this Agreement, neither JPPLP nor Barrier Controls any intangible property rights of its Affiliates unless there is a written agreement granting such rights.

      1.8   "Dollars" means the legal currency of the United States.

      1.9 "Drug Approval Application" shall mean an application for Regulatory Approval required before commercial sale or use of an Itraconazole Product as a drug in a regulatory jurisdiction.

      1.10 "Effective Date" of this Agreement shall mean the later of the execution dates appearing below the parties' signature lines at the end of this Agreement.

      1.11 "FDA" shall mean the United States Food and Drug Administration or any successor entity.

      1.12 "First Commercial Sale" means, with respect to the Itraconazole Product, the first sale in an arms length transaction and shipment of an Itraconazole Product to a third party by JPPLP or its Affiliates or sublicensees in a country in the Territory following applicable Regulatory Approval of the Itraconazole Product in such country.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


      1.13 "Foreign Country" shall mean any country or territory that is not the United States and its territories and possessions.

      1.14 "Generic Equivalent" means a melt extrusion Pharmaceutical Product containing itraconazole that is being sold in a country by a party other than JPPLP or its sublicensees without infringing a claim of a Patent Right in that country.

      1.15 "Information" means all information, techniques, data, inventions, practices, methods, knowledge, know-how, skill, experience or test data which is owned or Controlled by a party relating to Itraconazole Products which includes (but not limited to), pharmacological, toxicological, preclinical and clinical test data, analytical and quality control data, marketing, pricing, distribution, sales and manufacturing data or descriptions, compositions-of-matter of the Itraconazole Products, assays and biological materials related thereto.

      1.16 "Itraconazole Patent Rights" shall mean USSN 09/194,480 as well as all continuations, continuations-in-parts, divisions, and renewals thereof, all patents which may be granted thereon, and all reissues, reexaminations, extensions, patents of additions, and patents of importation thereof, together with any foreign counterparts of any of the foregoing which are licensed to Barrier from JPPLP under the Janssen Agreement.

      1.17 "Itraconazole Product" shall mean a melt extrusion Pharmaceutical Product for use in humans containing itraconazole (i) the making, using, selling, offering to sell, or importation of which would infringe a Valid Claim of a patent within the Itraconazole Patent Rights but for the licenses granted herein, (ii) developed by or for Barrier which in any way uses, refers to or is otherwise derived from the JPPLP Know-How licensed to Barrier under Section 3.1 of the Janssen Agreement or (iii) developed by or for JPPLP which in any way uses, refers to or is otherwise derived from the JPPLP Know-How with respect to the melt extrusion formulation or the Barrier Know-How. Itraconazole Product, as used herein, specifically excludes any Pharmaceutical Products containing itraconazole which are marketed by JPPLP or its Affiliates as of the Effective Date.

      1.18 "JPPLP Know-How" shall have the meaning ascribed thereto in the Janssen Agreement.

      1.19  "Major Market Country" means [**].

      1.20 "NDA" means a New Drug Application and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Product which are necessary for or included in, FDA approval to market an Itraconazole Product as more fully defined in 21 C.F.R.
Section 314.50 et. seq.

      1.21 "Net Sales" shall mean the amount billed by JPPLP or an Affiliate or sublicensee of JPPLP for sales in the Territory of an Itraconazole Product to a third party less: (a) discounts, including cash discounts, discounts to managed care or similar organizations or government organizations, rebates paid, credited, accrued or actually taken, including government rebates such as Medicaid chargebacks or rebates, and retroactive price reductions or allowances actually

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


allowed or granted from the billed amount, and commercially reasonable and customary fees paid to distributors (other than to a distributor that is an Affiliate of JPPLP), (b) credits or allowances actually granted upon claims, rejections or returns of such sales of Itraconazole Products, including recalls, regardless of JPPLP requesting such recalls, (c) freight, postage, shipping and insurance charges paid for delivery of such Itraconazole Product, to the extent billed separately on the invoice and paid by the buyer, and (d) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates, charge-backs and refunds and (e) provisions for actual uncollectible accounts determined in accordance with U.S. generally accepted accounting practices, consistently applied to all products of JPPLP. Where an Itraconazole Product is sold in the form of a combination product containing one or more active ingredients in addition to itraconazole, Net Sales for such combination product sold by JPPLP shall be determined by the parties to this Agreement in good faith based on the relative value of the itraconazole and the additional active ingredients that are included in the combination product.

      1.22 "Non-serious Adverse Event" or "NSAE" shall mean an AE that is not an SAE.

      1.23 "Patent" shall mean (i) valid and enforceable letters patent, including any extension, registration, confirmation, reissue, continuation, divisional, continuation-in-part, re-examination or renewal thereof and (ii) pending applications for letters patent.

      1.24 "Patent Rights" shall mean the Barrier Patent Rights and the Itraconazole Patent Rights.

      1.25 "Periodic Report" shall mean a report, such as a Periodic Safety Update Report, that summarizes and analyzes AEs and that is submitted to a government authority according to a schedule set out in legislation, regulations or a product-specific order or waiver.

      1.26 "Pharmaceutical Product" shall mean a product, which if marketed in the United States, would require Regulatory Approval from the FDA prior to such marketing.

      1.27 "Regulatory Approval" shall mean the technical, medical and scientific licenses, registrations, authorizations and approvals (including, without limitation, approvals of NDAs, supplements and amendments, pre- and post- approvals, pricing and third party reimbursement approvals, and labeling approvals) of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development (including the conduct of clinical trials), manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Itraconazole Product(s) in a regulatory jurisdiction.

      1.28 "Regulatory Authority" shall mean any national (e.g., the FDA), supra-national (e.g., the European Commission or the European Agency for the Evaluation of Medicinal Products), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity involved in the granting of Regulatory Approval.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


      1.29 "Responsible Person" shall mean an individual designated by a party as having responsibility for ensuring compliance with AE reporting requirements on behalf of the party. The parties shall provide each other with contact information for Responsible Person(s).

      1.30  "Serious Adverse Event" or "SAE" shall mean an AE that, at any dose:

            (a)   results in death or threatens life;

            (b)   results in persistent or significant disability/incapacity;

            (c)   is medically significant;

            (d)   results in or prolongs hospitalization; or

            (e)   results in a congenital anomaly or birth defect.

      1.31  "Term" is defined in Section 11.1 of the Agreement.

      1.32  "Territory" shall mean the entire world.

      1.33 "Valid Claim" shall mean a claim in any unexpired, issued Patent within the Patent Rights which has not been held invalid or unenforceable by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction, and which is not admitted to be invalid through disclaimer or dedication to the public.

                                    ARTICLE 2
                             GRANT OF PATENT RIGHTS

      2.1 License under the JPPLP Patent Rights. Barrier hereby grants to JPPLP the exclusive (even as to Barrier and its Affiliates), royalty-bearing license, with the unrestricted right to grant sublicenses (subject to Section 2.2), under the Patent Rights to make, have made, import, use, sell, offer for sale, and have sold the Itraconazole Product in the Territory.

      2.2 Sublicensing. JPPLP shall provide Barrier with notice of the identity of any sublicensee that enters into a sublicense agreement permitted hereby, and any such sublicensee shall be subject to the terms and conditions of this Agreement.

                                    ARTICLE 3
                           LICENSE OF KNOW-HOW RIGHTS

      3.1 License to Barrier Know-How. Barrier hereby grants to JPPLP the non-exclusive license, with the unrestricted right to grant sublicenses (subject to Section 2.2), to the Barrier Know-How to make, have made, import, use, sell, offer for sale, and have sold the Itraconazole Product in the Territory.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                                    ARTICLE 4
                              FINANCIAL PROVISIONS

      4.1 License Fee. JPPLP agrees to pay Barrier a nonrefundable license fee of [**] Dollars $[**] within sixty (60) days of the Effective Date.

      4.2 Reimbursement of Barrier Costs. JPPLP shall reimburse Barrier for all reasonable research and development expenses incurred by Barrier in developing the Itraconazole Product up until the Effective Date of this Agreement. It is agreed to and understood that costs incurred by Barrier in an amount similar to the costs that JPPLP would have incurred had JPPLP performed such activities shall be deemed reasonable. Barrier shall keep accurate records of such research and development costs relating to the Itraconazole Product in accordance with U.S. generally accepted accounting practices in sufficient detail to enable the amounts due hereunder to be determined and verified by JPPLP.

      4.3 Milestone Payment. JPPLP shall pay Barrier a payment of [**] Dollars $[**] upon the date that Barrier is deemed to have "Filed" (as defined below) the first NDA (or the foreign equivalent of an NDA) in a Major Market Country for an Itraconazole Product.

      4.4 Royalties. JPPLP shall pay to Barrier a royalty rate based on Net Sales of the Itraconazole Product sold by JPPLP or its Affiliates or sublicensees according to the following schedule depending on the Time Lapse:

            Time Lapse                          Royalty Rate
            ----------                          ------------
            Less than or equal to [**] years    [**] percent ([**]%) of Net Sales

            More than [**] but less than or     [**] percent ([**]%) of Net Sales
                  equal to [**] years

            More than [**] years                [**] percent ([**]%) of Net Sales

            For purposes of this Agreement, the term "Time Lapse" shall mean the period of time between:

                  (i) the date which is the latter of the date that (A) the transfer to Barrier from Janssen of all documents and data pertaining to the melt extrusion process (including without limitation all manufacturing know-how and data, stability data and clinical and preclinical data pertaining to the Itraconazole Product) is completed, which such completion shall be evidenced by a written notice from Barrier to JPPLP acknowledging that such transfer is complete, and (B) the date that JPPLP has delivered to Abbott GmbH an amount of itraconazole (pre-mix or complete mix) which is sufficient for Abbott GmbH to commence testing; and

                  (ii) the date that Barrier is deemed to have "Filed" the first NDA (or the foreign equivalent of an NDA) in a Major Market Country for an Itraconazole Product; provided, however, that such first NDA (or the foreign equivalent of such NDA) is ultimately

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


approved by the Regulatory Authority of such Major Market Country without resubmission of such NDA. The date of any resubmission of such NDA (or foreign equivalent of such NDA) shall be considered the date that Barrier is deemed to have Filed such NDA (or foreign equivalent of such NDA) for purposes of this
Section 4.4(ii). For purposes of this Section 4.4, Barrier shall be deemed to have Filed an NDA (or its foreign equivalent) on the date that the applicable Regulatory Authority has made a threshold determination that the application is sufficiently complete to permit a substantive review, which in the United States shall be within the meaning of 21 C.F.R. 314.01. In the event the first filing is with a Regulatory Authority other than the FDA and such Regulatory Authority does not have a rule comparable to 21 C.F.R. 314.01, then the application shall be deemed "Filed" on the actual date of its first submission to such Regulatory Authority.

It is understood that (unless otherwise mutually agreed to by the parties) reproducible batches of Itraconazole Product will be in a production size of at least 500 kilograms and will comply with the pharmaceutical specifications used by JPPLP in clinical trials [**] described on Schedule 4.4. Barrier shall provide JPPLP with complete and accurate documentation evidencing the Time Lapse to enable the royalty rate due hereunder to be determined and verified by JPPLP. If Barrier fails to provide JPPLP with such complete and accurate documentation, then the royalty rate shall be determined to be [**] percent ([**]%) of Net Sales.

      4.5   Royalty Rate Reduction.

            (a) Generic Equivalent or Compulsory License. If, in any quarterly royalty reporting period, (i) a third party commences selling a product which is a Generic Equivalent in a country in the Territory, or (ii) a third party in any country shall, under the right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Itraconazole Product; and (iii) such Unlicensed Unit Sales (as defined below) amount to the following percentages of JPPLP's Unit Sales of the Itraconazole Product in such country in the same royalty reporting period, the royalty rate on Net Sales shall be reduced in such country in accordance with the percentages below and such lower royalty rate shall then apply on the Net Sales in such country as long as the Unlicensed Unit Sales amount to the particular percentage of JPPLP's Unit Sales of the Itraconazole Product in such country in the same royalty reporting period.

            Unlicensed Unit Sales               Royalty Rate Reduction*
            (as a % of JPPLP Unit Sales)        (% of Royalty Rate)
            ----------------------------        ------------------------
                [**]% - [**]%                   No Royalty Rate Reduction
                > [**]% < or = [**]%            [**]%
                > [**]%                         [**]%

            * A royalty rate reduction will, however, only be applicable if JPPLP also experiences a decrease in Net Sales in an amount greater than [**]% of the applicable Itraconazole Product in that country from the Net Sales of the applicable Itraconazole Product in the same royalty reporting period in the previous calendar year in the same country.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


For purposes of this Section 4.5(a), (i) "Unlicensed Unit Sales" and "JPPLP Unit Sales" shall be deemed to mean the total grams of the active ingredient itraconazole contained in the third party product (irrespective of dosage form) and the Itraconazole Product (irrespective of dosage form), respectively, as reflected on the label of each such Itraconazole Product and third party product; and (ii) Unlicensed Unit Sales shall be determined by the sales reports of IMS America Ltd. of Plymouth Meeting, Pennsylvania ("IMS") or any successor to IMS or any other independent sales auditing firm selected by JPPLP and reasonably acceptable to Barrier. JPPLP shall bear all costs of providing Barrier with such information. If JPPLP is entitled to a royalty reduction based on Unlicensed Unit Sales pursuant to this Section 4.5(a) for any royalty reporting period, JPPLP shall submit the sales report of IMS or such other independent firm, as applicable, for the relevant royalty reporting period to Barrier, together with JPPLP's or its Affiliates' or sublicensees' sales report for the relevant royalty reporting period. Such sales reports for each royalty reporting period in which JPPLP is entitled to such royalty reduction shall be submitted with the royalty report for such royalty reporting period submitted pursuant to Section 4.9.

            (b) Third Party Patents. If patent rights of a third party should exist in any country during the Term which are required to manufacture, use or sell the Itraconazole Product, and if it should prove in JPPLP's reasonable judgment (as supported by an opinion from outside patent counsel which counsel is acceptable to both parties) impractical or impossible for JPPLP, its Affiliates or its sublicensee to continue the activity or activities licensed hereunder without obtaining a royalty bearing license from such third party under such patent rights in said country, then JPPLP shall be entitled to a credit against the royalty payments due hereunder of an amount equal to [**]% of the amount of the royalty paid to such third party, not to exceed a cumulative reduction of [**] percent ([**]%) of the royalty rate due under this Agreement, arising from the manufacture, use or sale of the Itraconazole Product in said country. Notwithstanding the foregoing, JPPLP shall not be entitled to any credit or reduction in royalty due to payments made by JPPLP or any JPPLP Affiliate to Abbott GmbH with respect to the melt extrusion process.

            (c) Maximum Aggregate Reduction. In no event will the royalty rate payable by JPPLP under Section 4.4 be reduced by more than [**] percent ([**]%).

      4.6 Royalty Period. The royalty payments set forth in Section 4.4 shall be payable on a country-by-country basis from the date of First Commercial Sale of such Itraconazole Product in such country until the later of: (a) [**] years from the date of First Commercial Sale of such Itraconazole Product in such country; or (b) until the last to expire of any Valid Claim of a Patent Right in such country. During the period of time, if any, from the last to expire of any Valid Claim of a Patent Right in a country until the [**] anniversary of the date of First Commercial Sale of such Itraconazole Product in such country, the royalty rate shall be reduced by [**] percent ([**]%).

      4.7 Royalty Conditions. No royalties shall be due upon the sale or other transfer among JPPLP, its Affiliates, licensees or sublicensees, but in such cases the royalty shall be due and calculated upon JPPLP's or its Affiliate's, licensee's or sublicensee's Net Sales of Itraconazole Product to the first independent third party.

      4.8 Currency Restrictions. Except as herein provided in this Section 4.8, all royalties shall be paid in Dollars. If, at any time, legal restrictions prevent the prompt remittance of part

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


of or all royalties with respect to any country where Itraconazole Products are sold, JPPLP shall have the right and option to make such payments by depositing the amount thereof in local currency to Barrier's accounts in a bank or depository in such country.

      4.9   Royalty Reports and Records.

            (a) During the term of this Agreement and commencing with the First Commercial Sale of Itraconazole Product, JPPLP shall furnish, or cause to be furnished to Barrier, written reports, including royalty payment due, within sixty (60) days following the end of each calendar quarter for which royalties are due, showing:

                  (i) the Net Sales of all Itraconazole Products sold by JPPLP, its Affiliates and its sublicensees, during the calendar quarter;

                  (ii) the royalties payable in U.S. Dollars, which shall have accrued hereunder in respect to such Net Sales;

                  (iii) the exchange rates used, if any, in determining the amount of Dollars; and

                  (iv) any withholding taxes required to be paid from such royalties.

            (b) All payments to be made by JPPLP to Barrier shall be made in U.S. Dollars, except as provided in Paragraph 4.8. In the case of sales outside the United States, royalty payments by JPPLP to Barrier shall be converted to U.S. Dollars in accordance with JPPLP's current customary and usual procedures for calculating same which are the following: the rate of currency conversion shall be calculated using a simple monthly period average of the end "spot rates" provided by Brown Brothers Harriman, 59 Wall Street, NY, NY 10005, for each quarter, or if such rate is not available, the spot rate as published by a leading United States commercial bank for such accounting period. This method of conversion is consistent with JPPLP's current accounting methods. JPPLP shall give Barrier prompt written notice of any changes to JPPLP's customary and usual procedures for currency conversion, which shall only apply after such notice has been delivered and provided that such changes continue to maintain a set methodology for currency conversion.

            (c) Each report shall be made within sixty (60) days from the end of each calendar quarter. JPPLP shall keep accurate records in sufficient detail to enable royalties and other payments payable hereunder to be determined. JPPLP shall be responsible for all royalties and late payments that are due to Barrier that have not been paid by JPPLP, its Affiliates and sublicensees.

            (d) JPPLP shall maintain complete and accurate records, in accordance with U.S. generally accepted accounting practices, which are relevant to costs, expenses and payments under this Agreement and such records shall be open during reasonable business hours for a period of three (3) years from creation of individual records for examination at Barrier's expense and not more often than once each year by a certified public accountant or other representative selected by Barrier and acceptable to JPPLP for the sole purpose of verifying the correctness of

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


calculations or such costs, expenses or payments made under this Agreement. In the absence of material discrepancies (in excess of 5%) in any request for reimbursement resulting from such audit, the accounting expense shall be paid by Barrier. If material discrepancies do result, JPPLP shall bear the reasonable audit expense. Any records or accounting information received from JPPLP shall be Confidential Information for purposes of Article 7.

      4.10 Taxes. Barrier shall pay any and all taxes levied on account of royalties it receives under this Agreement. JPPLP shall make all royalty payments to Barrier under this Agreement without deduction or withholding for Taxes except to the extent that such deduction or withholding is required by law. As soon as is practicable after JPPLP has made any payment to Barrier from which it had a duty to withhold Taxes, JPPLP shall deliver to Barrier a receipt issued by the relevant government or taxing authority (or, if such receipt is not reasonably available, other documentary evidence of such deduction or withholding) showing the amounts deducted, withheld or paid by JPPLP and receipt of the same by the relevant government or taxing authority. If JPPLP had a duty to withhold Taxes in connection with any payment made by JPPLP to Barrier under this Agreement, and such Taxes were assessed against and paid by JPPLP, Barrier shall indemnify and hold harmless JPPLP from and against such Taxes.

      4.11  Minimum Payments.

            (a) For each four (4) calendar quarter period (a "Royalty Year") commencing with the [**] calendar quarter following the calendar quarter in which an Itraconazole Product obtains Regulatory Approval in a country/region set forth below and ending with the last to expire of any Valid Claim of a Patent Right in such country/region covering an Itraconazole Product which prevents Generic Equivalents, the payments made by JPPLP to Barrier under
Section 4.9 shall equal the greater of the amount of the royalties due under
Section 4.4 and the "Minimum Consideration." The "Minimum Consideration" for the Territory shall be fifteen million Dollars ($15,000,000), payable on a country/region-by-country/region basis following first Regulatory Approval in such region, as follows:

            Region                           Minimum Consideration
            ------                           ---------------------
            [**]                                     $[**]
            [**]                                     $[**]
            [**]                                     $[**]
            [**]                                     $[**]
            [**]                                     $[**]
            [**]                                     $[**]
            [**]                                     $[**]

As used in this Section 4.11(a): [**]. The difference between the payments to be made by JPPLP to Barrier as a result of the royalty due under Section 4.4 and the Minimum Consideration for a given Royalty Year, if any, shall be paid to Barrier in accordance with Section 4.9 in the fourth (4th) calendar quarter of such Royalty Year. Notwithstanding the foregoing, JPPLP shall have no obligation to pay the Minimum Consideration in any country/region in which no Valid Claim of a Patent Right exists at the time of Regulatory Approval in such country/region. The Minimum Consideration shall be payable on a country/region-by-country/region basis until the last to expire of any Valid Claim of a Patent Right which prevents Generic Equivalents in a country/region after which time JPPLP shall have a fully paid up license to the Itraconazole Product in such region. On a country/region-by-country/region basis, after JPPLP has paid [**] of Minimum Consideration to Barrier, JPPLP may stop paying such Minimum Consideration in

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


such region in which case the licenses granted to JPPLP pursuant to Articles 2 and 3 shall terminate.

            (b) JPPLP may, at any time, stop development and/or commercialization of Itraconazole Products without further obligation to pay Barrier the Minimum Consideration, if, in JPPLP's reasonable opinion, a safety, medical or regulatory reason arises which makes it impractical or impossible for JPPLP to continue development or commercialization of such Itraconazole Product.

            (c) All decisions involving the development, marketing, sale, price, advertising and promotion of the Itraconazole Product shall be within the sole discretion of JPPLP. The parties agree that given the uncertainty of the commercial environment for the Itraconazole Product it is difficult to predict the level of efforts that JPPLP would need to expend to maximize sales under this Agreement and, therefore, in lieu of requiring JPPLP to expend any particular level of efforts in maximizing sales following the launch of the Itraconazole Product, and in complete satisfaction of any obligation to commercialize the Itraconazole Product, JPPLP will pay Barrier such Minimum Consideration with respect to the Itraconazole Product. Any marketing of an Itraconazole Product in one market or country shall not obligate JPPLP to market said Itraconazole Product in any other market or country. Furthermore, JPPLP makes no representation or warranty that the marketing of an Itraconazole Product shall be the exclusive means by which JPPLP will participate in any therapeutic field.

                                    ARTICLE 5
                      DEVELOPMENT OF ITRACONAZOLE PRODUCTS

      5.1 JPPLP's Right to Develop. JPPLP shall be solely responsible for developing, and shall have the exclusive right to develop, Itraconazole Products.

      5.2 Barrier's Responsibilities. Barrier shall use commercially reasonable efforts to assist JPPLP, at JPPLP's sole expense, in JPPLP's development activities relating to the Itraconazole Product, as reasonably requested by JPPLP, by providing JPPLP any relevant Barrier Know-How. Barrier shall transfer to JPPLP any and all Barrier Tangible Property including but not limited to, any and all data, results, Adverse Events, Drug Approval Applications and Regulatory Approvals obtained or controlled by Barrier, and all information, assistance and cooperation necessary to enable JPPLP to prepare and file any Drug Approval Applications.

      5.3 Development Costs. JPPLP shall have sole responsibility for, and shall bear, the cost of conducting development, if any, with respect to Itraconazole Products.

                                    ARTICLE 6
                   COMMERCIALIZATION OF ITRACONAZOLE PRODUCTS

      6.1 Manufacture of Itraconazole Products. JPPLP shall be responsible for manufacturing and supplying the Itraconazole Product in the Territory by itself or through a third

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


party manufacturer. Supplies for human clinical trials and commercial supplies of the Itraconazole Product shall be manufactured in accordance with cGMP.

      6.2 Other Melt-Extrusion Itraconazole Products. For so long as JPPLP maintains the rights and responsibilities to commercialize an Itraconazole Product in any given country within the Territory, JPPLP shall not, either itself or through a third party, commercialize in any such country any melt extrusion Pharmaceutical Product containing itraconazole.

      6.3 Trademarks. JPPLP shall select its own trademarks under which it will market the Itraconazole Product and shall own such trademarks.

                                    ARTICLE 7
                          CONFIDENTIALITY AND PUBLICITY

      7.1 Confidentiality. All Information, including without limitation trade secrets, disclosed by one party to the other in connection with this Agreement shall be maintained by the receiving party as confidential and used by the recipient only for the purposes of this Agreement in accordance with this
Article 7. Each party may also disclose the other's Information to an Affiliate, agent, or consultant, who is under an obligation of confidentiality and non-use at least substantially equivalent to the obligations of this Article 7. Each party shall guard such Information as it normally guards any of its own confidential, proprietary information, but in no event with less than a reasonable standard of care.

      7.2 Notwithstanding the foregoing, each party shall be relieved of the confidentiality and limited use obligations of this Agreement if:

            (a) the Information was previously known to the receiving party from sources other than the disclosing party as evidenced by the prior written records of such party;

            (b) the Information is or becomes generally available to the public through no fault of the receiving party;

            (c) the Information is acquired in good faith in the future by the receiving party from a third party not under an obligation of confidence to the disclosing party with respect to such Information; or

            (d) the Information is developed independently by or for the receiving party without making use of the confidential Information received from the disclosing party as evidenced by the written records of the receiving party.

      7.3 Permitted Uses of Information. Notwithstanding the above obligations of confidentiality and non-use a party may:

            (a) disclose Information to a Regulatory Authority that is necessary to obtain Regulatory Approval of a Product in a particular jurisdiction;

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


            (b) disclose Information to a government agency if the disclosure is necessary to protect the health and safety of the party's workers or the public or as required by law;

            (c) disclose Information reasonably required in connection with the development, manufacture, use, sale, external testing or marketing trials of products in accordance with the terms of this Agreement; or

            (d) disclose Information by filing patent applications, the filing of which is contemplated by this Agreement, without violating the above secrecy provision; it being understood that publication of such filings occurs in some jurisdictions within eighteen (18) months of filing, and that such publication shall not violate the above secrecy provision.

In making such disclosures under this Section 7.3, the disclosing party shall, where reasonably possible, obligate the recipient to obligations of confidentiality no less restrictive than those set forth in this Article 7.

      7.4   Confidentiality of this Agreement. Except as required under Section
14.10 and except for the filing of a copy of this Agreement with the Securities and Exchange Commission ("SEC") to the extent required by law and such other public announcements as may hereafter become required by law, no party hereunder shall disclose the terms of this Agreement or the fact of its existence or make any public announcement or filing concerning this Agreement or the subject matter hereof without the prior written consent of the other; provided, however, that the parties shall be free to disclose the existence and terms of this Agreement and the nature of the licenses granted hereunder under an obligation of confidentiality at least as stringent as set forth in this Article 7 to their respective Affiliates, investment bankers, any strategic or financial investor who has expressed a bona fide interest in investing at least Three Million U.S. Dollars ($3,000,000) in Barrier, qualified institutional buyers as defined under Rule 144(a) promulgated under the Securities Act of 1933, as amended, and prospective sublicensees. Prior to any such filings with the SEC, Barrier shall deliver a copy hereof to JPPLP and, if requested in writing by JPPLP within five
(5) business days after such delivery, request that the SEC under the applicable rules give such portions hereof as JPPLP has requested confidential treatment.

      7.5 Effect on Prior Confidentiality Agreement. To the extent the parties hereto previously entered into any written confidentiality agreement with respect to Information covered hereby and subject to the confidentiality provisions hereof, this Agreement shall govern.

      7.6 Survival of Confidentiality Terms. The rights and affirmative obligations of Sections 7.1, 7.2, and 7.3 shall remain in effect during the Term of this Agreement and shall survive termination or expiration of this Agreement for a period of five (5) years.

                                    ARTICLE 8
                PATENT PROSECUTION, MAINTENANCE, AND ENFORCEMENT

      8.1 Barrier Patent Rights. Barrier shall prosecute or cause to be prosecuted to allowance or final rejection in the United States and in Foreign Countries the patent applications

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


included in the Barrier Patent Rights. Barrier shall issue and maintain as a patent, at its sole cost, each such application prosecuted to allowance in the Patent Rights.

      8.2 Abandonment of Prosecution by Barrier. Barrier shall notify JPPLP in the event it decides at any time to discontinue the prosecution of any patent applications or maintenance of any patents included in the Barrier Patent Rights in the United States or in any Foreign Country. Such notification shall be given at least sixty (60) days prior to the date on which such patent application(s) or patent(s) will become abandoned. JPPLP shall then have the option, exercisable upon written notification to Barrier, to assume full responsibility, at its discretion and sole cost, for prosecution of the affected patent applications(s) or maintenance of any the affected patent(s) in such country or countries. Barrier shall provide all assistance reasonably necessary to allow JPPLP to assume the prosecution of such affected patent application(s) or maintenance of such affected patent(s).

      8.3 Right to Consult. Barrier shall copy JPPLP or have the JPPLP copied, on all correspondence to and from patent offices relating to such Barrier Patent Rights that it is prosecuting, or causing to be prosecuted, such that JPPLP can comment on such correspondences, and Barrier agrees to consider in good faith such comments from JPPLP. In furtherance of and not in limitation of the foregoing, Barrier shall provide JPPLP a draft copy of each U.S. and WIPO patent application to be filed by it relating to the Barrier Patent Rights in order, and sufficiently in advance, to obtain comments from JPPLP's patent counsel. Barrier shall provide to JPPLP as filed copies of all U.S. and WIPO patent applications promptly after the filing of such applications. Barrier shall provide to JPPLP a copy of each U.S. Patent and Trademark Office "Office Action" sufficiently in advance of the response due date, to obtain substantive comment of JPPLP's patent counsel.

      8.4 Suits for Infringement of the Patent Rights. If JPPLP or Barrier becomes aware of infringement of any Patent included in the Patent Rights by a third party selling a product in the Territory, such party shall promptly notify the other party in writing to that effect. If, prior to the expiration of four
(4) months from said notice, JPPLP has not obtained a discontinuance of such infringement or brought suit in such country against the third party infringer, then, Barrier shall have the right to bring suit in such country against such infringer and join JPPLP as a plaintiff. The foregoing shall not preclude the parties from jointly seeking such discontinuance or bringing suit and, in any event, each party will cooperate with the other in any suit and will have the right to consult with the other and be represented by its own counsel at its own expense. Prior to disposition of any moneys recovered, the expenses of the parties in bringing suit shall be reimbursed out of the moneys recovered, with the party bringing the suit being reimbursed first. Then, [**] percent ([**])% of the remainder, if any, of moneys recovered by either party upon final judgment or settlement of any infringement suit shall be retained by the party bringing the suit, and [**] percent ([**])% shall be paid to the other party.
No settlement by a party bringing a suit shall diminish the rights or interests of the other party without the other party's written consent.

      8.5 Patent Assignment. Neither party may assign its interest in rights under Patent Rights, except with the prior written consent of the other party, such consent not to be unreasonably withheld or delayed; provided, however, that either party may assign such rights without consent of the other party to a permitted assignee under this Agreement.

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


      8.6 Notices Relating to the Act. Barrier shall notify JPPLP of the issuance of each U.S. patent included among the Barrier Patent Rights, giving the date of issue and patent number for each such patent. Barrier and JPPLP each shall immediately give notice to the other of any certification filed under the "U.S. Drug Price Competition and Patent Term Restoration Act of 1984" (hereinafter the "Act"), including, but not necessarily limited to, notices pursuant to Sections 101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA") or a "paper" NDA claiming that Barrier Patent Rights or Itraconazole Patent Rights are invalid or that infringement will not arise from the manufacture, use or sale of any itraconazole product by a third party.

            (a) If JPPLP decides not to bring infringement proceedings against the entity making such a certification, JPPLP shall give notice to Barrier of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification.

            (b) Barrier may then, but is not required to, bring suit against the party that filed the certification.

            (c) Any suit by JPPLP or Barrier shall either be in the name of JPPLP or in the name of Barrier, or jointly in the name of JPPLP and Barrier, as may be required by law.

            (d) For purposes of this Section, the party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the party bringing suit.

      8.7 Patent Term Extensions. Barrier hereby authorizes JPPLP to (a) provide in any NDA a list of patents which includes Barrier Patent Rights owned by Barrier that relate to such Itraconazole Product and such other information as JPPLP believes is appropriate; (b) commence suit for infringement of Patent Rights under Section 271(e) (2) of Title 35 of the United States Code; and (c) exercise any rights that may be exercisable by Barrier as patent owner under the Act, including without limitation, applying for an extension of the term of any patent included in Barrier Patent Rights. In the event that applicable law in any country provides for the extension of the term of any patent included among Barrier Patent Rights owned by Barrier, such as under the Act, the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country, Barrier shall apply for and use its reasonable efforts to obtain such an extension or, should the law require JPPLP to so apply, Barrier hereby gives permission to JPPLP to do so. JPPLP and Barrier agree to cooperate with one another in obtaining such extension. Barrier agrees to cooperate with JPPLP or its Affiliates or sublicensee, as applicable, in the exercise of the authorization granted herein and shall execute such documents and take such additional action as JPPLP may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a party in any suit for infringement brought by JPPLP hereunder.

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                                    ARTICLE 9
                                REGULATORY ISSUES

      9.1   Regulatory Matters.

            (a) JPPLP will have control over, and authority and responsibility for, the regulatory strategies relating to the development and commercialization of all Itraconazole Products. JPPLP shall monitor and coordinate all regulatory actions, communications and filings with and submissions to (including but not limited to any supplements and amendments thereof) any Regulatory Authority with respect to any Itraconazole Product. JPPLP shall be responsible for interfacing, corresponding and meeting with all Regulatory Authorities with respect to any Itraconazole Product. JPPLP shall bear all costs relating to such regulatory filings and submission.

            (b) Notwithstanding the provisions of Section 9.1(a) above, with respect to the first NDA (or its foreign equivalent) in a Major Market Country, after its assignment by Barrier to JPPLP, at least thirty (30) days in advance, JPPLP shall notify Barrier of any material meeting with the Regulatory Authority which is for the purpose of obtaining Regulatory Approval of an Itraconazole Product and Barrier may elect to send one person reasonably acceptable to JPPLP to participate as an observer (at Barrier's sole cost and expense) in such meeting. JPPLP shall provide Barrier with drafts of any material documents or correspondence pertaining to such NDA (or its foreign equivalent) and prepared for submission to the Regulatory Authority sufficiently in advance of submission so that Barrier may review and comment on the substance of such material documents or correspondence. JPPLP shall promptly provide Barrier with copies of any material documents or other correspondence received from the Regulatory Authority pertaining to such NDA (or its foreign equivalent). JPPLP agrees to consider Barrier's comments in good faith, however, JPPLP shall not be bound thereby.

      9.2 Adverse Event Reporting Procedures for Itraconazole Product. The parties understand and agree that these procedures are intended to satisfy regulatory requirements for standard written procedures for adverse event reporting and for the establishment of explicit procedures and detailed agreements with commercial partners with respect to compliance with AE reporting requirements for the Itraconazole Product. These procedures may be amended by the parties at any time, by mutual written agreement, to ensure that they comply with applicable laws and regulations in the countries in which the Itraconazole Product is marketed and fully and accurately reflect the procedures in place relating to surveillance, receipt, evaluation and reporting of AEs by the parties. Upon the written request of either party, the parties shall meet to renegotiate in good faith all or some of these procedures. These procedures shall not be construed to restrict either party's ability to take action that it deems to be appropriate or required of it under applicable law or regulations, including but not limited to the requirements of 21 C.F.R. 312.

      9.3   Coordination Relating to SAES.

            (a) The parties shall forward to each other any information they receive relating to an SAE for an Itraconazole Product within two (2) calendar days of coming into


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   separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


possession or control of such information, by transmitting it to the appropriate Responsible Individual by e-mail, facsimile and mail.

            (b) The parties shall send to each other by facsimile or, if provided by mutual agreement, electronically in a format prescribed by ICH E2B, completed MedWatch or CIOMS forms for SAEs for an Itraconazole Product of which they have been notified within five (5) calendar days of such notification.

            (c) The parties shall diligently follow up on reports of SAEs for an Itraconazole Product in compliance with applicable laws and regulations and shall immediately consult with each other with respect to the investigation of any SAE for an Itraconazole Product disclosed to it by the other party.

            (d) The parties shall transmit to each other a copy of any report relating to an SAE for an Itraconazole Product within two (2) calendar days of submitting it to a government authority by sending it to the appropriate Responsible Individual by e-mail, facsimile and mail.

      9.4   Coordination Relating to NSAES.

            (a) The parties shall forward to each other any information they receive relating to NSAEs for an Itraconazole Product on a quarterly basis by sending it to the appropriate Responsible Individual by e-mail, facsimile and mail not later than the 15th of the month following the end of the quarter in which the information was reported to a party.

            (b) The parties shall cooperate in preparing Periodic Reports for an Itraconazole Product as follows:

                  (i) They shall exchange drafts of Periodic Reports for the Itraconazole Products not later than fifteen (15) calendar days prior to the date on which they are required to be submitted to government authorities.

                  (ii) They shall cooperate in submitting Periodic Reports for the Itraconazole Products to safeguard against duplicative submissions of AE information and ensure compliance with reporting requirements, including but not limited to reporting deadlines.

      9.5   Coordination Relating to all AES.

            (a) The parties shall afford each other, within thirty (30) days of receiving a request for such access, reasonable access to information in their possession or control relating to AEs for the Itraconazole Products.

            (b) The parties shall immediately notify each other in writing of any communication received from a government agency relating to AEs for the Itraconazole Product. Such notification shall be sent to the Responsible Individuals by e-mail or facsimile with follow-up by mail.


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   separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


            (c) The parties shall consult and cooperate with each other concerning any proposed change to the approved labeling, the Summary of Itraconazole Product Characteristics, the Core Safety Data Sheet or an Investigational Drug Brochure for the Itraconazole Product, and concerning any proposed change to promotional claims for the Itraconazole Product, based on the analysis of AEs.

            (d) The parties shall consult and cooperate with each other with respect to the decision to distribute, the drafting of and the distribution of any "Dear Healthcare Professional" or similar communication intended to address a safety issue with the Itraconazole Product.

            (e) The parties shall promptly notify each other regarding any change or temporary unavailability of their respective Responsible Individuals and shall designate substitutes for such individuals as necessary to ensure that responsibility for the parties' compliance with this Article and with AE Reporting Requirements continuously rests with an identifiable, duly authorized and qualified individual.

            (f) The parties shall immediately notify each other in writing after any decision to amend or request a change in the Itraconazole Product registration status, whether the change is initiated by the parties or is the result of a regulatory action. Following regulatory approval of such change, the parties will notify each other in writing within five (5) calendar days.

            (g) The parties shall provide each other a list of all countries in which the Itraconazole Product is marketed, as well as the trade names, formulations and date of marketing authorization for the Itraconazole Product. These data will be reviewed by the parties and updated annually, or more frequently as necessary to enable any party to comply with regulatory obligations. Updates or changes to this information shall be communicated in writing to the other party within thirty (30) days of the occurrence of the change.

            (h) The parties shall use English to communicate under and transmit information to one another pursuant to this Article 11.

            (i) The parties shall report to each other any change in applicable legislation or regulations or to the terms of a marketing authorization or approval of which they become aware that might alter their obligations under this Article.

      9.6 Need for AE Reporting. The reporting requirements for Adverse Events described in Sections 9.2 through 9.5 shall only be required in the case where the Territory is not the entire world, but only a portion of the world.

                                   ARTICLE 10
                WARRANTIES, REPRESENTATIONS AND ACKNOWLEDGEMENTS

      10.1 Warranties and Representations Regarding the Patent Rights. Barrier expressly warrants and represents as of the Effective Date that:


                                      -18-
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   separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


            (a) Barrier exclusively owns or Controls by agreement or license all of the rights, title and interest in and to the Patent Rights and Barrier Know-How licensed to JPPLP pursuant to Articles 2 and 3 and that it has the full right and authority to enter into this Agreement and to carry out the transactions contemplated herein;

            (b) Barrier has not previously licensed, assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Patent Rights; and

            (c) (i) There are no claims, judgments or settlements against or pending with respect to the Barrier Patent Rights, (ii) to Barrier's knowledge, there are no claims, judgments or settlements against or pending with respect to the Itraconazole Patent Rights, and (iii) to Barrier's knowledge, no such claims, judgements or settlements are threatened.

      10.2 No Warranties or Representations Regarding Barrier Know-How. Except as expressly set forth in Section 10.1, Barrier makes no representations and extends no warranties or conditions of any kind, either express or implied, with respect to the Barrier Know-How licensed hereunder, including, but not limited to, its accuracy or any warranties of merchantability or fitness for a particular purpose.

      10.3 JPPLP's Relationship to Johnson & Johnson Affiliates. JPPLP is one of several Affiliates of Johnson & Johnson that sell Pharmaceutical Products, including but not limited to the sale of products containing itraconazole for, e.g., the treatment of indications such as blastomycosis, histoplasmosis, aspergillosis, onychomycosis of the toenail and fingernail, oropharyngeal and esophageal candiasis, and empiric therapy of febrile neutropenic patients. Nothing shall prevent JPPLP, or its Affiliates, from continuing such activities or developing or acquiring products which may serve a similar therapeutic function or compete with Itraconazole Products.

      10.4 No Conflicting Obligations. Each party expressly warrants and represents to the other that it has no agreement nor any other obligation to any third party that would in any way interfere, hamper, or limit its ability to carry out and fulfill its obligations under this Agreement.

      10.5 Authority to Enter into Agreement. Each party represents and warrants to the other as of the Effective Date that it has full right and authority to enter into this Agreement and to carry out the transactions contemplated herein.

      10.6 No Implications by JPPLP and/or Barrier. Except as expressly stated herein, nothing in this Agreement shall be construed as:

            (a) A warranty or representation by Barrier as to the validity or scope of any of the Barrier Patent Rights;

            (b) A warranty or representation by Barrier that anything made, used, sold, offered for sale, or imported under the licenses provided herein is or will be free from infringement of patents of third parties;


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   separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


            (c) An obligation on the part of either party to bring or prosecute actions or suits against third parties for infringement of any of the Patent Rights;

            (d) Conferring on either party a right to use in advertising, publicity, or otherwise the name or any trademark, service mark, or trade name of the other party or its Affiliates;

            (e) Granting by implication, estoppel, or otherwise, any licenses or rights under patents or other intellectual property of Barrier or an Affiliate of Barrier other than that included in the Patent Rights;

            (f) A representation or warranty that the Itraconazole Product will be approved for marketing by the United States Food and Drug Administration and successor bodies or corresponding foreign administrative bodies; or

            (g) A representation or warranty with respect to the use, sale, or other disposition by JPPLP or its sublicensees, Affiliates, vendees, or other transferees of products incorporating or making use of inventions licensed under this Agreement.

                                   ARTICLE 11
                              TERM AND TERMINATION

      11.1 Term. This Agreement shall commence as of the Effective Date and, unless otherwise terminated in accordance with any of the provisions of this Article, shall remain in force on a country-by-country basis and an Itraconazole Product-by-Itraconazole Product basis, until the longer of (i) ten (10) years from the date of First Commercial Sale of such Itraconazole Product in such country, or (ii) until the) the last to expire of the Patents included within the Patent Rights for such Itraconazole Product in such country.

      11.2  Termination for Breach.

            (a) Upon any breach of, or default under, any material provision of this Agreement by a party, the other party may terminate this Agreement in whole or in part by giving ninety (90) days written notice to the breaching party. Said notice shall become effective at the end of such period, unless during said period the breaching party shall cure such breach or default.

            (b)   The rights of the non-breaching party set forth in this
Section 11.2 shall be in addition to, and not in lieu of, any other remedies to which the non-breaching party may be entitled at law or equity.

      11.3 JPPLP's Right to Terminate with Sixty (60) Days Notice. JPPLP shall have the right to terminate this Agreement for any reason upon sixty (60) days written notice to Barrier.

      11.4 Termination for Bankruptcy. This Agreement may be terminated, prior to the expiration of the Term, upon fifteen (15) days written notice by either party: (i) in the event that the other party hereto shall (1) apply for or consent to the appointment of, or the taking of


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   separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect (the "Bankruptcy Code"), (4) file a petition seeking to take advantage of any law (the "Bankruptcy Laws") relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code, or (6) take any corporate action for the purpose of effecting any of the foregoing; or (ii) if a proceeding or case shall be commenced against the other party hereto in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the party or of all or any substantial part of its assets, or (3) similar relief under any Bankruptcy Laws, or an order, judgment or decree approving any of the foregoing shall be entered and continue unstayed for a period of sixty (60) days; or an order for relief against the other party hereto shall be entered in an involuntary case under the Bankruptcy Code.

      11.5  Effect of Termination and Expiration.

            (a) In the event of termination of this Agreement by JPPLP pursuant to Sections 11.2, the licenses granted to JPPLP under Articles 2 and 3 hereof shall survive termination. In addition, the royalty rates recited in Sections 4.4 and 4.5 shall each be amended and reduced by [**] percent ([**]%), with Sections 4.4 through 4.10 and all relevant definitions in Article 1 surviving termination. Furthermore, Sections 8.4 through 8.7 shall survive termination.

            (b) In the event of termination of this Agreement by JPPLP pursuant to Section 11.3, or by Barrier pursuant to Sections 11.2 or 11.4, (i) the licenses granted pursuant to Articles 2 and 3 shall terminate; JPPLP shall, at its own expense, promptly provide Barrier with all data and results pertaining to the Itraconazole Product; (ii) JPPLP shall promptly return to Barrier all Barrier Tangible Property and (iii) JPPLP shall, at its own expense, promptly assign or transfer to Barrier all filings with regulatory authorities concerning the Itraconazole Product.

      11.6  Expiration. Following expiration of this Agreement pursuant to
Section 11.1, JPPLP shall have a fully paid-up, royalty-free license to the Patent Rights and the Barrier Know-How.

      11.7 Survival. Expiration or termination of this Agreement for any reason shall not release either party hereto from any liability which at such time has already accrued or which thereafter accrues from a breach or default prior to such expiration or termination, nor affect in any way the survival of any other right, duty or obligation of either party hereto which is expressly stated elsewhere in this Agreement to survive such expiration or termination.

                                   ARTICLE 12
                                 INDEMNIFICATION

      12.1 Indemnity by JPPLP. JPPLP shall defend, indemnify and hold Barrier, its directors, officers and employees, harmless from and against any and all third party claims, suits,


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   separately with the Securities and Exchange Commission pursuant to a
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actions, or demands for liability, and any associated damages, losses, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) payable to third parties to the extent arising out of or resulting from the manufacture, use, handling, storage, sale, or other disposition of an Itraconazole Product by JPPLP or its sublicensees or Affiliates.

      12.2 Mutual Indemnity. Notwithstanding Section 12.1, each party ("Indemnifying Party") shall defend, indemnify and hold the other party and its directors, officers and employees harmless from and against any and all third party claims, suits, actions, or demands for liability, and any associated damages, losses, costs and expenses (including the reasonable costs and expenses of attorneys and other professionals) payable to third parties to the extent arising out of or resulting from the (i) negligence or willful misconduct of the Indemnifying Party, (ii) the inaccuracy of any representation, or (iii) the breach by the Indemnifying Party of any warranty, covenant or agreement contained in this Agreement.

      12.3 Conditions of Indemnification. In the event that any party hereunder seeks indemnification under this Article 12, such party shall: (a) promptly inform the indemnifying party of any claim, suit or demand threatened or filed,
(b) permit the indemnifying party to assume direction and control of the defense of claims resulting therefrom (including the right to settle such claims at the sole discretion of the indemnifying party), and (c) cooperate as requested (at the expense of the indemnifying party) in the defense of such claims. The Indemnifying Party shall obtain the written consent of the indemnified party (which consent shall not be unreasonably withheld) prior to ceasing to defend, settling or otherwise disposing of any claim subject to indemnification if, as a result thereof, the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

      12.4 Limits of Indemnity. An indemnifying party's (including sublicensee's and Affiliate's) obligations under this Article 12 shall not extend to any claims, suits or demands for liability, damages, losses, costs and expenses to the extent that such arise from the indemnified party's failure to comply with the terms and conditions of this Agreement or arise from the negligence or willful misconduct of the indemnified party, its agents or employees.

      12.5 Survival of Indemnification Terms. The rights and obligations of Sections 12.1, 12.2, 12.3, and 12.4 shall survive termination or expiration of this Agreement.

                                   ARTICLE 13
                               DISPUTE RESOLUTION

      13.1  Arbitration. Subject to Section 13.2 below:

            (a) Except as set forth in Section 13.1(j) below, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to binding arbitration pursuant to the rules then pertaining of the CPR Institute for Dispute Resolution for Non-Administered Arbitration (available at www.cpradr.org/arb-rules.htm), or successor ("CPR"), except where


                                      -22-
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   separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in New Brunswick, New Jersey.

            (b) The panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals (or, by agreement, from another provider of arbitrators) each of whom is a lawyer with at least fifteen (15) years experience with a law firm or corporate law department of over twenty-five (25) lawyers or who was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than $5 million, and the aggregate damages sought by the counterclaimant are stated to be less than $5 million, and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be neutral, independent, disinterested, impartial and shall abide by The CPR-Georgetown Commission Proposed Model Rule for the Lawyer as Neutral available at www.cpradr.org/cpr-george.html.

            (c) The parties agree to cooperate (1) to attempt to select the arbitrator(s) by agreement within forty-five (45) days of initiation of the arbitration, including jointly interviewing the final candidates, (2) to meet with the arbitrator(s) within forty-five (45) days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than nine (9) months after selection of the arbitrator(s) and in the award being rendered within sixty (60) days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within forty-five (45) days after the conclusion of the hearings.

            (d) In the event the parties cannot agree upon selection of the arbitrator(s), the CPR will select arbitrator(s) as follows: CPR shall provide the parties with a list of no less than twenty-five (25) proposed arbitrators (fifteen (15) if a single arbitrator is to be selected) having the credentials referenced above. Within twenty-five (25) days of receiving such list, the parties shall rank at least sixty-five percent (65%) of the proposed arbitrators on the initial CPR list, after exercising cause challenges. The parties may then interview the five candidates (three if a single arbitrator is to be selected) with the highest combined rankings for no more than one hour each and, following the interviews, may exercise one peremptory challenge each. The panel will consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings. In the event these procedures fail to result in selection of the required number of arbitrators, CPR shall select the appropriate number of arbitrators from among the members of the various CPR Panels of Distinguished Neutrals, allowing each side challenges for cause and three peremptory challenges each.

            (e) In the event the parties cannot agree upon procedures for discovery and conduct of the hearing meeting the schedule set forth in paragraph
(c) above, then the arbitrator(s) shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accord with the paragraph (c) schedule. The arbitrator(s) shall provide for discovery according to those time limits, giving recognition to the understanding of the parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the paragraph (c) schedule may be met [without difficulty]. In no event will the arbitrator(s), absent agreement of the parties, allow more than a total of ten days for the hearing or permit either side to obtain more than a total of forty (40) hours of deposition


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   separately with the Securities and Exchange Commission pursuant to a
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testimony from all witnesses, including both fact and expert witnesses, or serve more than twenty (20) individual requests for documents, including subparts, or twenty (20) individual requests for admission or interrogatories, including subparts. Multiple hearing days will be scheduled consecutively to the greatest extent possible.

            (f) The arbitrator(s) must render their award by application of the substantive law of New York and are not free to apply "amiable compositeur" or "natural justice and equity," but shall apply, with respect to issues of patent law, U.S. federal law or other national law to the extent applicable. The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The arbitrator(s) shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award will be maintained in confidence.

            (g) In the event the panel's award exceeds $5 million in monetary damages or includes or consists of equitable relief, or rejects a claim in excess of that amount or for that relief, then the losing party may obtain review of the arbitrators' award or decision by a single appellate arbitrator (the "Appeal Arbitrator") selected from the CPR Panels of Distinguished Neutrals by agreement or, failing agreement within seven working days, pursuant to the selection procedures specified in paragraph (d) above. If CPR cannot provide such services, the parties will together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he or she can commit to rendering a decision within forty-five (45) days following oral argument as provided in this paragraph. Any such review must be initiated within thirty (30) days following the rendering of the award referenced in (f) above.

            (h) The Appeal Arbitrator will make the same review of the arbitration panel's ruling and its bases that the U.S. Court of Appeals of the Third Circuit would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the arbitration panel's award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator will consider only the arbitration panel's findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the parties, opening and reply briefs of the party pursuing the review, and the answering brief of the opposing party, plus a total of no more than four (4) hours of oral argument evenly divided between the parties. The party seeking review must submit its opening brief and any reply brief within seventy-five (75) and one hundred thirty (130) days, respectively, following the date of the award under review, whereas the opposing party must submit its responsive brief within one hundred ten (110) days of that date. Oral argument shall take place within five (5) months after the date of the award under review, and the Appeal Arbitrator shall render a decision within forty-five (45) days following oral argument. That decision will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

            (i) The parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of


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judgment on any award rendered hereunder (including after review by the Appeal
Arbitrator where such an appeal is pursued). Should such court for any reason lack jurisdiction, any court with jurisdiction shall act in the same fashion.

            (j) Each party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

            (k)   EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY
JURY.

            (l) EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES FROM THE OTHER.

            (m) EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER, SUBJECT TO INDEMNIFICATION OBLIGATIONS OF EACH PARTY.

            (n) EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS' FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.

      13.2  Mediation.

            (a) Except as provided in Section 13.2(f), any dispute, controversy or claim arising out of or related to this agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with The CPR Mediation Procedure then in effect of the CPR Institute for Dispute Resolution
(CPR) available at www.cpradr.org/m_proced.htm, except where that procedure conflicts with these provisions, in which case these provisions control. The mediation shall be conducted in New Brunswick, New Jersey and shall be attended by a senior executive with authority to resolve the dispute from each of the operating companies that are parties.

            (b) The mediator shall be neutral, independent, disinterested and shall be selected from a professional mediation firm such as ADR Associates or JAMS/ENDISPUTE or CPR.

            (c) The parties shall promptly confer in an effort to select a mediator by agreement. In the absence of such an agreement within ten (10) days of initiation of the mediation, the mediator shall be selected by CPR as follows: CPR shall provide the parties with a list of at least fifteen (15) names from the CPR Panels of Distinguished Neutrals. Each party shall exercise challenges for cause, two peremptory challenges, and rank the remaining candidates within five (5) working days of receiving the CPR list. The parties may together interview the three (3) top-ranked candidates for no more than one hour each and, after the

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


interviews, may each exercise one peremptory challenge. The mediator shall be the remaining candidate with the highest aggregate ranking.

            (d) The mediator shall confer with the parties to design procedures to conclude the mediation within no more than forty-five (45) days after initiation. Under no circumstances may the commencement of arbitration under Section 13.1 above be delayed more than forty-five (45) days by the mediation process specified herein absent contrary agreement of the parties.

            (e) Each party agrees not to intentionally use the period or pendency of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other or referred to during any subsequent proceedings.

            (f) Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

                                   ARTICLE 14
                                  MISCELLANEOUS

      14.1 Force Majeure. Any delays in or failures of performance by a party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: acts of God; acts, regulations, or laws or other actions of any government; strikes or other concerted acts of workers; fires; floods; explosions; riots; wars; rebellions; terrorist attacks and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

      14.2 Assignment. This Agreement, or any of the rights and obligations created herein, shall not be assigned or transferred, in whole or in part, by either party hereto without the prior written consent of the other party; provided, however, that Barrier and JPPLP each shall have the right to assign this Agreement or a portion hereof to any successor of all or substantially all of its business to which this Agreement or such portion hereof relates without written consent. JPPLP and Barrier shall each have the right to assign this Agreement or a portion hereof to an Affiliate without prior written consent. Any attempted assignment or transfer of such rights or obligations without such consent, except as provided herein, shall be void.

      14.3 No Third party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than Barrier and JPPLP and their respective successors and permitted assigns and sublicensees.

      14.4 Waiver. The waiver by a party, whether express or implied, of any provisions of this Agreement, or of any breach or default of a party, shall not be construed to be a continuing

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


waiver of such provision, or of any succeeding breach or default, or a waiver of any other provisions of this Agreement.

      14.5 Governing Law. All matters affecting the interpretation, validity, and performance of this Agreement shall be governed by the laws of the State of New York, USA, without regard to its choice or conflict of law principles.

      14.6 Unenforceable Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The parties shall replace such ineffective provision for such jurisdiction with a valid and enforceable provision which most closely approaches the idea, intent, and purpose of this Agreement, and in particular, the provision to be replaced.

      14.7 Relationship Between the Parties. JPPLP and Barrier are independent contractors and shall not be deemed to be partners, joint venturers or each other's agents, and neither shall have the right to act on behalf of the other except as expressly provided hereunder or otherwise expressly agreed to in writing.

      14.8 Entire Agreement. It is the mutual desire and intent of the parties to provide certainty as to their future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The parties have in this Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Agreement and, except as provided for herein, neither party has made any covenant or other commitment to the other concerning its future action. Accordingly, this Agreement and the schedules attached hereto (i) constitute the entire agreement and understanding between the parties with respect to the matters contained herein, and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in this Agreement, and (ii) supersede all previous understandings, agreements and representations between the parties, written or oral relating to the subject matter hereof. The parties hereto may from time to time during the continuance of this Agreement modify, vary or alter any of the provisions of this Agreement, but only by written agreement of all parties hereto.

      14.9 Notices. All communications, reports, payments, and notices required by this Agreement shall be addressed to the parties at their respective addresses set forth below or to such other address as requested by a party by notice in writing to the other party.

      If to Barrier:    Barrier Therapeutics, Inc.
                        Attention: President
                        1 Stults Drive
                        Plainsboro, New Jersey  08536

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                        With a copy to:

                        Morgan, Lewis & Bockius LLP
                        Attention: Steven M. Cohen, Esq.
                        502 Carnegie Center
                        Princeton, New Jersey  08540

      If to JPPLP:      Janssen Pharmaceutica, Inc.,
                        General Partner of Janssen Pharmaceutica Products, L.P.
                        Attention: President
                        1125 Trenton-Harbourton Road
                        Titusville, NJ  08628

                        With a copy to:

                        Chief Patent Counsel
                        Johnson & Johnson
                        One Johnson & Johnson Plaza
                        New Brunswick, New Jersey  08933

      All such notices, reports, payments, and communications shall be made by first class mail, postage prepaid, return receipt requested or overnight delivery and shall be considered made as of the date of receipt.

      14.10 Recordation of this Agreement. It is understood and acknowledged by both parties to this Agreement that certain Foreign Countries may require that this Agreement be recorded or approved in such countries. Accordingly, at its sole expense, JPPLP or its sublicensees or Affiliates shall, if required by applicable law, promptly cause this Agreement to be recorded and, if required by applicable law, use commercially reasonable efforts to have this Agreement approved in any such Foreign Country in which JPPLP or its sublicensees or Affiliates market Itraconazole Products pursuant to this Agreement.

      14.11 Headings. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

      14.12 Advice of Counsel. JPPLP and Barrier have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

      14.13 Public Announcements. Neither party will make any public announcement which either (i) names or otherwise identifies the other party, its Affiliates, or (ii) relates to an Itraconazole Product without first giving the other party at least three (3) business days to review and comment on such public announcement.

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


      14.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


      IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.


                                    JANSSEN PHARMACEUTICA PRODUCTS, L.P.


                                    By:         [DRAFT - DON'T SIGN]
                                        ______________________________________
                                          Name:
                                          Title:

                                          Date:


                                    BARRIER THERAPEUTICS, INC.


                                    By:         [DRAFT - DON'T SIGN]
                                        ______________________________________
                                          Name:
                                          Title:

                                          Date:



                                SIGNATURE PAGE TO
                   LICENSE AGREEMENT FOR ITRACONAZOLE PRODUCTS

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                                  SCHEDULE 1.18

                            Barrier Tangible Property

** Certain information in these exhibits has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                                  SCHEDULE 4.4

                     Specifications for Reproducible Batches